UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.

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MARSH & McLENNAN COMPANIES

2018

Notice of Annual Meeting and Proxy Statement

Notice of Annual Meeting

of Stockholders and Proxy Statement

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh & McLennan Companies, Inc. The meeting will be held at 10:00 a.m. on Thursday, May 17, 2018 at 1166 Avenue of the Americas, New York, NY 10036.

PURPOSE:

1.	To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

4.	To approve additional shares for two Marsh & McLennan Companies stock purchase plans; and

5.	To conduct any other business that may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of all director nominees, “FOR” the approval of the compensation of our named executive officers, “FOR” the ratification of the selection of Deloitte & Touche LLP and “FOR” the approval of additional shares for two Marsh & McLennan Companies stock purchase plans.

This notice and proxy statement is being mailed or made available on the Internet to stockholders on or about March 30, 2018. These materials describe the matters being voted on at the annual meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2017 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2017. In these materials we refer to Marsh & McLennan Companies, Inc. as the “Company,” “we” and “our.”

Only stockholders of record as of close of business on March 19, 2018 may vote, in person or by proxy, at the annual meeting. If you plan to attend the meeting in person, you will need to register in advance and provide proof of record or beneficial ownership of the Company’s common stock as of that date in order to enter the meeting. Please see page 67 for more information about attending the meeting in person.

If you accessed this proxy statement through the Internet after receiving a Notice of Internet Availability of Proxy Materials, you may cast your vote by telephone or over the Internet by following the instructions in that Notice. If you received this proxy statement by mail, you may cast your vote by mail, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Whether or not you plan to attend the annual meeting, your vote is very important. We urge you to participate in the election of our directors and deciding the other items on the agenda for the annual meeting.

KATHERINE J. BRENNAN

Deputy General Counsel, Corporate Secretary & Chief Compliance Officer

March 30, 2018

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Voting Matters

	Page number for more information	Board’s recommendation
Election of Directors (Item 1)	13	FOR
To elect twelve (12) persons named in the accompanying proxy statement to serve as directors for a one-year term
Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2)	21	FOR
To approve, by nonbinding vote, the compensation of our named executive officers
Ratification of Independent Auditor (Item 3)	54	FOR
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm
Approval of Additional Shares for Two Stock Purchase Plans (Item 4)	56	FOR
To approve additional shares for the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan and Irish Savings Related Share Option Scheme

Highlights of Our Business and Strategy

BUSINESS

We are a global professional services firm offering clients advice and solutions in risk, strategy and people. Our businesses include: Marsh, the insurance broker, intermediary and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Mercer, the provider of HR and investment related financial advice and services; and Oliver Wyman Group, the management, economic and brand consultancy. With nearly 65,000 colleagues worldwide and annual revenue of more than $14 billion, we provide analysis, advice and transactional capabilities to clients in more than 130 countries.

STRATEGY	At the core of our business strategy are four pillars that are designed to create exceptional value and superior returns for our stockholders:
	•	Sustain long-term revenue and earnings growth;
	•	Maintain low capital requirements;
	•	Generate high levels of cash; and
	•	Manage risk intelligently.
Every year, the Board reviews the Company’s long-term strategic plan and the strategic plans of the Company’s operating subsidiaries.

i          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Proxy Summary (Continued)

Key Governance Policies and Practices

BOARD OF DIRECTORS	•	Our chairman of the Board is an independent director
	•	All of our directors are independent, other than our CEO
	•	42% of our directors are diverse
	•	The average tenure of our directors is 8 years
	•	Two directors have joined since 2016, enhancing the Board’s breadth and depth of experience and diversity
	•	All of our directors are elected annually
STOCKHOLDER RIGHTS	•	Our bylaws provide for proxy access (3% ownership / 3 years / group of up to 20 / greater of 20% of Board seats or 2 directors)
	•	Our bylaws allow holders of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting
	•	Directors must receive a majority of the votes cast to be elected in uncontested elections
COMPENSATION AND EQUITY	•	We have stock ownership guidelines for directors and senior executives
	•	We prohibit hedging transactions by directors and employees, including senior executives
	•	Directors and senior executives must obtain pre-approval for any proposed pledges of Company stock, and none were requested in 2017

Key Executive Compensation Policies and Practices

STOCKHOLDER ALIGNED EXECUTIVE COMPENSATION PROGRAM	•	Our senior executives have a high percentage of variable (“at risk”) pay
•

Long-term incentive compensation for our senior executives is delivered predominantly in stock options and performance stock unit awards, the value of which is contingent on stock price appreciation or achievement of specific Company financial objectives

	•	We mitigate the potential dilutive effect of equity-based awards through our share repurchase program
	•	Our Compensation Committee has an independent compensation consultant
COMPENSATION RECOVERY POLICIES	•	We have clawback policies for senior executive annual bonus awards and for equity-based compensation
SEVERANCE AND CHANGE IN CONTROL	•	Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus
	•	We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company
	•	We do not provide golden parachute excise tax gross-ups in connection with a change in control of the Company
SAY ON PAY	•	We hold an annual advisory vote on named executive officer compensation and stockholder support of the executive compensation program has been strong (96% in 2017 and 97% in 2016)

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          ii

Proxy Summary (Continued)

Highlights of Our 2017 Performance and Compensation

PERFORMANCE	•	In 2017, we continued to execute on our long-term financial and strategic objectives.
	•	Our total stockholder return (“TSR”) for 2017 was 22.7% vs. 21.8% for the S&P 500® index.
	•	We delivered strong growth in adjusted earnings per share (“EPS”) of 14.6%*. GAAP EPS declined 15.1%, reflecting one-time provisional charges due to U.S. tax reform.
	•	We achieved 3.5% growth in underlying revenue and increased adjusted operating income* for both the Risk and Insurance Services and Consulting segments for the eighth consecutive year.
	•	We increased our quarterly dividend from $0.34 to $0.375 per share beginning in the third quarter of 2017, resulting in an annual dividend increase of 10% from $1.30 to $1.43.
	•	We used approximately $900 million in cash to repurchase approximately 11.5 million shares, reducing our outstanding common stock by approximately 5.7 million shares on a net basis.
EXECUTIVE COMPENSATION	•	Our strong performance with respect to 2017 financial and strategic objectives led to above-target bonuses for our named executive officers.
	•	Based on our 13.5% three-year adjusted EPS growth compared to a 13% long-term target for our 2015 performance stock unit (“PSU”) awards, the payout was 117% of target.
•

Our equity run rate** in 2017 was 0.9%. Shares repurchased during the year more than offset the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from previously granted equity-based awards.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

**	“Equity run rate” means the number of shares of our common stock underlying equity-based awards granted plus the number of shares of our common stock underlying equity-based awards assumed upon an acquisition (if any), divided by the weighted average number of shares of our common stock outstanding for the year.

iii          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation	21
Item 2: Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation	21
Compensation Discussion and Analysis	22
Compensation Committee Report	38
Compensation of Executive Officers	39

Audit	54
Item 3: Ratification of Selection of Independent Registered Public Accounting Firm	54
Fees of Independent Registered Public Accounting Firm	54
Audit Committee Report	55

Approval of Additional ESPP Shares	56
Item 4: Approval of Additional Shares for the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan and the Irish Savings Related Share Option Scheme	56

Additional Information	60
Stock Ownership of Directors, Management and Certain Beneficial Owners	60
Equity Compensation Plan Information	62
CEO Pay Ratio	64
Section 16(a) Beneficial Ownership Reporting Compliance	64
Transactions with Management and Others	65
Information about Our Annual Meeting and Solicitation of Proxies	66
Submission of Stockholder Proposals and Other Items of Business for 2019 Annual Meeting	70
Exhibit A	71
Exhibit B	73
Exhibit C	74
Exhibit D	78

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          iv

Corporate Governance

We describe key features of the Company’s corporate governance environment below and in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at http://www.mmc.com/about/governance.php.

Overview

Our Board of Directors currently has twelve (12) members, including H. Edward Hanway, our independent chairman, and Daniel S. Glaser, our President and Chief Executive Officer. Mr. Glaser is the only member of management who serves as a director. As described in more detail under “Board of Directors and Committees,” our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee.

Corporate Governance Practices

The Company is committed to best practices in corporate governance. Highlights of our corporate governance practices are described below.

BOARD STRUCTURE

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chairman. The Company maintains separate roles of chief executive officer and chairman of the Board as a matter of policy. An independent director acts as chairman of the Board.

•	Offer to Resign upon Change in Circumstances. Pursuant to our Governance Guidelines, any director undergoing a significant change in professional circumstances must offer to resign from the Board.

ELECTION OF DIRECTORS

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•	Majority Voting in Director Elections. The Company’s bylaws provide that, in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

PROXY ACCESS

•	Proxy Access. The Company’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

RIGHT OF STOCKHOLDERS TO CALL SPECIAL MEETINGS

•	Stockholder Right to Call Special Meetings. The Company’s bylaws allow holders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

STOCKHOLDER RIGHTS PLAN

•	No Poison Pill. The Company does not have a Rights Agreement.

COMPENSATION PRACTICES

•	Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•	Cap on Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99 times the executive’s base salary and three-year average annual bonus award.

•	“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control. Our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          1

Corporate Governance (Continued)

•	“Clawback” Policies. The Company may as a matter of policy recoup (or “claw back”) certain executive bonuses in the event of misconduct leading to a financial restatement. Also, our 2011 Incentive and Stock Award Plan allows the Company to “claw back” outstanding or already settled equity-based awards.

EQUITY OWNERSHIP AND HOLDING REQUIREMENTS

•	Senior Executive Equity Ownership and Holding Requirements. The Company requires senior executives to hold shares or stock units of our common stock with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple.

•	Director Equity Ownership and Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least five times the Board’s basic annual retainer (currently, $550,000). Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

Guidelines for Corporate Governance

The Company and the Board of Directors formally express many of our governance policies through our Guidelines for Corporate Governance (our “Governance Guidelines”). The Governance Guidelines are posted on our website at http://www.mmc.com/about/governance.php.

The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	Specific Board functions (Section B), such as:

•	selecting, regularly evaluating the performance of, and approving the compensation paid to, the CEO;

•	providing oversight and guidance regarding the selection, evaluation, development and compensation of other senior executives;

•	planning for CEO and other senior management succession;

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes to maintain the Company’s compliance with legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

•	Succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Limits on serving on more than four public company boards. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation and retirement requirements for independent directors. (Section E.5)

•	Separation of chairman and CEO roles. (Section F.2)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Annual Board review of the Company’s long-term strategic plan and the strategic plans of the Company’s operating subsidiaries. (H.4)

•	Board access to management and professional advisors. (Section I)

•	Director stock ownership requirements. (Section K.2)

2          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Corporate Governance (Continued)

•	Annual Board and committee evaluations. (Section L)

•	Policy on interested stockholder transactions. (Section O)

Director Independence

The Board has determined that all directors other than Mr. Glaser are independent under the New York Stock Exchange (“NYSE”) listed company rules and the standards set forth in the Governance Guidelines. Therefore, the Board has satisfied the objective, set forth in the Governance Guidelines, that a substantial majority of the Company’s directors be independent of management.

For a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines.

All members of the Audit, Compensation and Directors and Governance Committees must be independent directors under the NYSE listed company rules and the standards set forth in the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation Committee under the additional NYSE compensation committee member independence standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as “outside directors” (as defined in Section 162(m) of the Internal Revenue Code).

Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, he or she must immediately notify the chairman of the Board and the chair of the Directors and Governance Committee.

Board and Committee Evaluations

The Directors and Governance Committee oversees an annual evaluation of the Board’s performance and effectiveness. The evaluation focuses on the Board’s contribution to the Company over the preceding year, including areas in which the Board or management believes the Board could enhance its future contributions. As part of the Board’s self-evaluation process, each director completes a questionnaire soliciting quantitative ratings and qualitative commentary. The questionnaire solicits feedback on topics such as the Board’s key priorities and fulfillment of the Board’s responsibilities under our Governance Guidelines. The responses to the questionnaire are compiled on an unattributed basis and are discussed by the Board in executive session. Based on the evaluation results, changes in practices or procedures are considered and, as appropriate, implemented. More generally, directors are encouraged to make suggestions at any time for improving the Board’s practices.

In addition, each of the Audit, Compensation and Directors and Governance Committees evaluates its own performance annually pursuant to their respective charters. Each Committee’s self-evaluation is conducted in an executive session and includes an assessment of its fulfillment of its responsibilities under its charter and our Governance Guidelines.

Codes of Conduct

Our reputation is fundamental to our business. The Company’s directors and officers and other employees are expected to act ethically at all times. To provide guidance in this regard, the Company has adopted a Code of Conduct, The Greater Good, which applies to all of our directors, officers and other employees. The Greater Good has been distributed to the Company’s employees, accompanied by a comprehensive training and communication effort that included a campaign in 2016 requiring employees to recertify their commitment to The Greater Good. The Company has also adopted an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. Both of these codes are posted on the Company’s website at http://www.mmc.com and print copies are available to any stockholder upon request. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website within four business days.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          3

Corporate Governance (Continued)

Review of Related Person Transactions

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve or ratify a related person transaction, the Directors and Governance Committee will review the facts and circumstances including: the commercial reasonableness of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction and the potential impact of the transaction on the independence of any of the Company’s directors. The Directors and Governance Committee will approve or ratify a related person transaction only if the Committee determines that the related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve or ratify a related person transaction, the transaction will not be entered into or continued. No member of the Directors and Governance Committee will participate in any review or determination if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others” on page 65.

Communicating Concerns Regarding Accounting Matters

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone or online as follows:

By mail to:

Marsh & McLennan Companies, Inc.

Audit Committee of the Board of Directors

c/o Katherine J. Brennan—Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

http://www.ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of employees and other interested parties regarding accounting matters are posted on our website at http://www.mmc.com/about/governance.php.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

Communicating with Directors

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the independent chairman, any of the directors or the independent directors as a group by mail (addressed to Katherine J. Brennan—Corporate Secretary at the address shown above), online at http://www.ethicscomplianceline.com or by telephone (local dialing instructions can be found at http://www.ethicscomplianceline.com). Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, junk mail, product-related communications, surveys and job referral materials such as resumes.

4          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Board of Directors and Committees

Board Composition, Leadership and Size

At the 2018 annual meeting, stockholders will vote on the election of twelve (12) directors. H. Edward Hanway currently serves as the Board’s independent chairman.

The only member of management who serves on the Board is Daniel S. Glaser, the Company’s President and Chief Executive Officer. The position of chairman of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company.

Director Qualifications and Nomination Process

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders. The Board has delegated to the Directors and Governance Committee the authority to identify, screen and recommend to the Board potential new director candidates and to engage one or more search firms to assist the Committee in that regard. The Directors and Governance Committee periodically reviews with the Board the skills and characteristics to be sought in any new director candidates, as well as the overall composition and structure of the incumbent Board, taking into account such factors as the Board’s current mix and diversity of skills, backgrounds and experiences.

As provided in our Governance Guidelines, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability and must be committed to representing all of the Company’s stockholders rather than any particular interest group.

In addition to these characteristics, our Governance Guidelines provide that each director candidate be evaluated by the Board against the following criteria: (1) the candidate’s personal and professional reputation and background; (2) the candidate’s industry knowledge; (3) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (4) the interplay of the candidate’s skills and experience with those of the incumbent directors; (5) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (6) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (7) relevant legal and regulatory requirements and evolving best practices in corporate governance; (8) the gender, racial, ethnic and cultural diversity of each potential candidate and (9) any other criteria the Board deems appropriate.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          5

Board of Directors and Committees (Continued)

Director Skills and Experience

The chart below identifies the five principal skills that the Directors and Governance Committee considered for each director when evaluating that director’s experience and qualifications to serve as a director. In addition, the chart provides descriptions for each area of expertise. Additional information about each director’s background, business experience and other matters, as well a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Item 1—Election of Directors” beginning on page 13.

Skills and Experience
Leadership Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Financial Background and experience in finance, accounting, banking, capital markets, financial reporting or economics.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑
Industry Experience in the Company’s businesses and industries, including insurance, insurance and reinsurance brokerage, consulting and healthcare.	🌑		🌑	🌑			🌑		🌑			🌑
International International background or global experience, including in growth markets.		🌑	🌑	🌑	🌑	🌑	🌑			🌑
Technology Experience in technology, innovation or cybersecurity, particularly as a senior executive.					🌑		🌑				🌑
Corporate Governance & Responsibility Experience with governance principles or corporate responsibility initiatives, including sustainability and diversity and inclusion.	🌑	🌑						🌑		🌑		🌑
Government Relations & Regulatory Experience with government relations, regulatory matters or regulated industries and political affairs.		🌑		🌑		🌑		🌑	🌑		🌑
Risk Management Experience in risk management, strategic planning or compliance.	🌑		🌑		🌑	🌑		🌑	🌑	🌑	🌑	🌑

6          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Board of Directors and Committees (Continued)

Board Diversity

We are committed to maintaining a diverse and inclusive Board. Of our twelve directors, five (42%) are diverse, including two women.

Our Governance Guidelines specify that the gender, racial, ethnic and cultural diversity of each potential director candidate be considered by the Board. In its recruitment process, the Directors and Governance Committee and the Board seek to reflect gender, racial, ethnic and cultural diversity in the pool of director candidates.

Stockholder Nominations for Director Candidates

The Directors and Governance Committee will consider director candidates recommended by stockholders if the recommendation is submitted in writing at the address below. As described in Article III of the Company’s bylaws, stockholders may submit nominations of persons for election as directors of the Company at an annual meeting of stockholders provided that the proposing stockholder is a stockholder of record both at the time the nomination is submitted and at the time of the annual meeting, is entitled to vote at the annual meeting and complies with the notice procedures set forth in Sections 3.01 and 3.02 of the bylaws. The notice of nomination must meet bylaw requirements as to timeliness and form and be delivered to the Company’s Corporate Secretary at our principal executive offices: Marsh & McLennan Companies, Inc., Attn: Directors and Governance Committee, c/o Katherine J. Brennan—Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774. See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2019 Annual Meeting” on page 70.

Director Election Voting Standard

The Company’s bylaws provide that, in an uncontested election of directors (i.e., where the number of nominees does not exceed the number of directors to be elected), a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

•	The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.

•	Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resultant vacant Board seat or reduce the size of the Board.

Attendance

The Board held eight meetings, including telephonic meetings, during 2017. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend annual meetings of stockholders. All of our directors were present at the 2017 annual meeting of stockholders.

Board Refreshment

The Board is committed to effective succession planning and refreshment. Two directors have joined since 2016, enhancing the Board’s breadth and depth of experience and diversity. The average tenure of our directors is eight years. As part of the process for nominating director candidates, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our business and represent stockholder interests.

Retirement

Our Governance Guidelines require our independent directors to resign no later than at the annual meeting of stockholders following their 75th birthday. Any director who is an employee of the Company will resign from the Board when his or her employment ends.

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Board of Directors and Committees (Continued)

Executive Sessions

Our independent directors meet in executive session without management at regularly scheduled in-person Board meetings. In 2017 they held eight executive sessions, which were presided over by the independent chairman of the Board. In addition, the members of the Audit, Compensation and Directors and Governance Committees meet in executive session without management at regularly scheduled in-person committee meetings.

Risk Oversight

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board of Directors’ attention the most material risks facing the Company. The Board oversees risk management directly and through its committees. Annually, the Board reviews management’s assessment of the Company’s key enterprise risks. The Audit Committee regularly reviews the Company’s policies and practices with respect to risk assessment and risk management. The Directors and Governance Committee considers risks related to CEO succession planning and the Compensation Committee considers risks relating to the design of executive compensation programs and arrangements. See below for additional information about the Board’s committees.

Committees

Our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Corporate Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The charters for these committees can be viewed on our website at http://www.mmc.com/about/governance.php.

The table below indicates committee assignments for 2017 and the number of times each committee met in 2017:

Director	Audit	Compensation	Directors and Governance	Finance	Corporate Responsibility	Executive
Anthony K. Anderson	🌑				🌑
Oscar Fanjul		🌑		CHAIR		🌑
Daniel S. Glaser				🌑		🌑
H. Edward Hanway		🌑	🌑	🌑		CHAIR
Deborah C. Hopkins		🌑	🌑
Elaine La Roche	🌑			🌑
Steven A. Mills		CHAIR	🌑			🌑
Bruce P. Nolop	CHAIR			🌑	🌑	🌑
Marc D. Oken	🌑			🌑
Morton O. Schapiro		🌑	CHAIR			🌑
Lloyd M. Yates	🌑				🌑
R. David Yost		🌑			CHAIR
2017 Meetings	10	7	5	5	5	0

AUDIT COMMITTEE

The Audit Committee is charged, among other things, with assisting the Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of the Company’s internal audit function;

•	compliance by the Company with legal and regulatory requirements; and

•	the Company’s enterprise risk management programs and processes.

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Board of Directors and Committees (Continued)

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

All members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Anthony K. Anderson, Bruce P. Nolop, Marc D. Oken and Lloyd M. Yates have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•	evaluate the performance and determine the compensation of our chief executive officer;

•	review and approve the compensation of our other senior executives; and

•	oversee and discharge its responsibilities for the Company’s incentive compensation plans for our senior executives and equity-based award plans.

Meeting Schedule.  The Compensation Committee met seven times in 2017, including a special meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below. At each of its meetings, the Compensation Committee meets in executive session and without management present. The independent compensation consultant attends portions of the executive sessions.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within prescribed guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

Independent Compensation Consultant.  The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to support the Compensation Committee in performing its duties and to make recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating in meetings and executive sessions of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•	offering objective advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources staff; and

•	supplying data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2017. Except for the services provided to the Board, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2017.

The Compensation Committee assessed the work of Pay Governance LLC during 2017 pursuant to SEC rules and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management.  The Company’s management, including the Company’s human resources staff, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•	making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives and short-term and long-term incentive (“LTI”) compensation design, and by providing input regarding the individual performance component of annual bonus awards; and

•	responding to actions and initiatives proposed by the Compensation Committee.

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Board of Directors and Committees (Continued)

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards.  Annual awards under our LTI compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, are granted on that same date.

In addition, the Compensation Committee periodically grants restricted stock unit awards to newly hired senior executives and to continuing senior executives for increased responsibilities that accompany changes in position and for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to prescribed parameters. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief Executive Officer, as applicable. In the event that an award is approved prior to an individual’s start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s start date; however, if an award is approved contingent on the award recipient providing documentation supporting the forfeiture of compensation from a former employer and that documentation has not been provided as of the individual’s start date, the award will be granted on the first calendar day of the month following the provision of such documentation and acceptance by the Company.

Typically, equity-based awards are denominated as a dollar value and then converted into a number of performance stock units, restricted stock units or stock options. The number of performance stock units or restricted stock units is determined based on the grant date fair value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff regularly monitors, and updates the Compensation Committee on, the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual LTI compensation, the Compensation Committee considers share use and equity run rate (as defined in “2017 Highlights” on page 22) so that annual LTI awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

DIRECTORS AND GOVERNANCE COMMITTEE

The Directors and Governance Committee’s duties and responsibilities include, among other things:

•	assisting the Board by identifying, considering and recommending, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s annual meeting of stockholders;

•	recommending Board committee assignments;

•	overseeing the development and implementation of succession planning for the Company’s chief executive officer; and

•	developing and recommending to the Board the Company’s Governance Guidelines, including taking a leadership role in shaping the Company’s corporate governance.

FINANCE COMMITTEE

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

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Board of Directors and Committees (Continued)

CORPORATE RESPONSIBILITY COMMITTEE

The Corporate Responsibility Committee’s purpose is to create value for our stakeholders by enhancing the Company’s reputation, business position and employee engagement. In particular, the Corporate Responsibility Committee focuses on government relations, corporate communications, social responsibility, diversity and inclusion and sustainability and reports to the Board on a regular basis.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s bylaws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

Director Compensation

EXECUTIVE DIRECTORS

Executive directors (currently only Mr. Glaser) receive no compensation for their service as directors.

INDEPENDENT DIRECTORS

Independent directors receive a basic annual retainer and annual stock grant as compensation for their service as directors. Our independent chairman and directors who serve as the chair of a committee also receive a supplemental annual retainer. The basic annual retainer and the supplemental retainers are paid quarterly for pay periods ending on August 15, November 15, February 15 and May 15. Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof and may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. The annual stock grant is made on June 1st of each year. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts to educational institutions.

The Board’s compensation year runs from June 1 through May 31. The current compensation arrangements for independent directors are summarized in the table below.

Elements of Independent Director Compensation

Basic Annual Retainer for All Independent Directors	$110,000
Supplemental Annual Retainer for Independent Chairman of the Board	$200,000
Supplemental Annual Retainer for Chair of • Audit Committee • Compensation Committee	$25,000
Supplemental Annual Retainer for Chairs of Committees other than Audit and Compensation	$15,000
Annual Stock Grant for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $160,000
Stock Ownership Guidelines	5 times Basic Annual Retainer

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Board of Directors and Committees (Continued)

2017 Independent Director Compensation

The table below indicates total compensation received by our independent directors for service on the Board and its committees during 2017:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Anthony K. Anderson	110,000	160,000	—	270,000
Oscar Fanjul	125,000	160,000	—	285,000
H. Edward Hanway	310,000	160,000	—	470,000
Deborah C. Hopkins (4)	96,250	160,000	—	256,250
Elaine La Roche	110,000	160,000	—	270,000
Steven A. Mills	135,000	160,000	—	295,000
Bruce P. Nolop (5)	129,946	160,000	5,000	294,946
Marc D. Oken (6)	122,636	160,000	—	282,636
Morton O. Schapiro	125,000	160,000	5,000	290,000
Lloyd M. Yates	110,000	160,000	—	270,000
R. David Yost (7)	117,418	160,000	5,000	282,418

(1)	The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the $110,000 basic annual retainer and any supplemental retainer made during fiscal 2017, as set forth in more detail below. The chairs of the Audit and Compensation Committees each received $25,000 for such service, the chairs of committees other than Audit and Compensation each received $15,000 for such service, and the independent chairman of the Board received $200,000 for such service. In May 2017, Mr. Nolop succeeded Mr. Oken as chair of the Audit Committee and Mr. Yost succeeded Mr. Nolop as chair of the Corporate Responsibility Committee. The committee chairs compensated during fiscal year 2017 were: Mr. Fanjul (Finance), Mr. Mills (Compensation), Mr. Nolop (Corporate Responsibility then Audit), Mr. Oken (Audit), Mr. Schapiro (Directors and Governance) and Mr. Yost (Corporate Responsibility). Committee members other than the chairs receive no additional compensation for service on a committee.

Mr. Mills elected to receive his quarterly payments in the form of the Company’s common stock. Mr. Yost and Mr. Schapiro elected to receive their quarterly payments in the form of the Company’s common stock on a deferred basis. Ms. La Roche elected to receive 30% of her quarterly payments in the form of the Company’s common stock on a deferred basis. Effective June 1, 2017, Mr. Anderson elected to receive 70% of his quarterly payments in the form of the Company’s common stock on a deferred basis and Ms. Hopkins elected to receive 100% of her quarterly payments in the form of the Company’s common stock on a deferred basis. For fiscal 2017, Mr. Anderson received quarterly payments in cash in February and May 2017 ($55,000) and 70% of his quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2017 ($38,500). For fiscal 2017, Ms. Hopkins received quarterly payments in cash in February and May 2017 ($41,250) and quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2017 ($55,000). All of the other independent directors received these amounts in cash.

(2)	This column reflects the award of 2,065 shares of the Company’s common stock to each independent director on June 1, 2017. The shares awarded to each director had an aggregate grant date fair value of $160,000, based on a per share price of $77.46, which was the average of the high and low prices on May 31, 2017, the trading day immediately preceding the grant. The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2017, in accordance with FASB ASC Topic 718. Mr. Anderson, Ms. Hopkins, Ms. La Roche, Mr. Schapiro and Mr. Yost elected to defer receipt of all of the shares awarded to them.

As of December 31, 2017, the aggregate number of deferred shares held for the account of each current independent director who has previously elected to defer shares was as follows: Mr. Anderson, 2,565 shares, Ms. Hopkins, 2,771 shares, Ms. La Roche, 5,266 shares, Mr. Schapiro, 60,353 shares and Mr. Yost, 22,143 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(3)	The Company maintains a matching gift program for employees and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, charitable contributions to certain educational institutions up to a total of $5,000 per employee or director in any one year. The amounts shown in the table represent the Company’s matching contribution to educational institutions pursuant to this program.

(4)	Ms. Hopkins joined the Board on January 1, 2017.

(5)	Mr. Nolop served as chair of the Corporate Responsibility Committee until he was appointed chair of the Audit Committee on May 18, 2017.

(6)	Mr. Oken served as chair of the Audit Committee until Mr. Nolop was appointed chair on May 18, 2017.

(7)	Mr. Yost was appointed chair of the Corporate Responsibility Committee on May 18, 2017 when Mr. Nolop became chair of the Audit Committee.

12          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Election of Directors

Item 1 — Election of Directors

At the 2018 annual meeting, stockholders will vote on the election of the twelve (12) nominees listed below for a one-year term—Anthony K. Anderson, Oscar Fanjul, Daniel S. Glaser, H. Edward Hanway, Deborah C. Hopkins, Elaine La Roche, Steven A. Mills, Bruce P. Nolop, Marc D. Oken, Morton O. Schapiro, Lloyd M. Yates and R. David Yost.

The Board has nominated each of these individuals to serve until the 2019 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or his or her earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on pages 5 and 6 under the headings “Director Qualifications and Nomination Process” and “Director Skills and Experience.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, including their 2018 committee assignments, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

The Board of Directors recommends that you vote FOR all of the director nominees.

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Election of Directors (Continued)

Name/Age	Director Since	Background	Independent	Other Public Company Boards	Committees
Anthony K. Anderson, 62	2016	Former Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP	Yes	3	Audit Corporate Responsibility
Oscar Fanjul, 68	2001	Vice Chairman of Omega Capital, Founding Chairman and Former Chief Executive Officer of Repsol	Yes	2	Compensation Executive Finance (Chair)
Daniel S. Glaser, 57	2013	President and Chief Executive Officer of Marsh & McLennan Companies, Inc.	No	0	Executive Finance
H. Edward Hanway, 66	2010	Former Chairman and Chief Executive Officer of CIGNA Corporation	Yes	0	Compensation Directors and Governance Executive (Chair) Finance
Deborah C. Hopkins, 63	2017	Former Chief Executive Officer of Citi Ventures, Former Chief Innovation Officer of Citigroup	Yes	1	Compensation Directors and Governance
Elaine La Roche, 68	2012	Chief Executive Officer, China International Capital Corporation US Securities, Inc.	Yes	1	Audit Finance
Steven A. Mills, 66	2011	Former Executive Vice President of Software & Systems of International Business Machines Corporation (IBM)	Yes	0	Compensation (Chair) Directors and Governance Executive
Bruce P. Nolop, 67	2008	Former Executive Vice President and Chief Financial Officer of E*Trade Financial Corporation	Yes	2	Audit (Chair) Corporate Responsibility Executive Finance
Marc D. Oken, 71	2006	Managing Partner of Falfurrias Capital Partners	Yes	1	Audit Finance
Morton O. Schapiro, 64	2002	President and Professor of	Yes	0	Compensation
		Economics, Northwestern University			Directors and Governance (Chair) Executive
Lloyd M. Yates, 57	2011	Executive Vice President—Market Solutions of Duke Energy and President of Duke Energy’s Carolinas Region	Yes	0	Audit Corporate Responsibility
R. David Yost, 70	2012	Former President and Chief Executive	Yes	2	Compensation
		Officer of AmerisourceBergen			Corporate Responsibility (Chair)

14          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Election of Directors (Continued)

Anthony K. Anderson
Director since 2016 Age 62 Other Public Company Boards AAR Corp. Avery Dennison Corporation Exelon Corporation Past five years: First American Financial Corporation	Committees Audit Corporate Responsibility Key Skills and Experience Leadership Financial Industry Corporate Governance & Responsibility Risk Management

Mr. Anderson served as Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP from 2006 until his retirement in April 2012. He joined Ernst & Young in 1977 and held various management positions during his 35-year career there. Mr. Anderson served on the Board of the Federal Reserve Bank of Chicago from 2008 to 2010. He is a member of the American, California and Illinois Institutes of Certified Public Accountants. Mr. Anderson is also a director of AAR Corp., Avery Dennison Corporation and Exelon Corporation. He is a former director of First American Financial Corporation.

We believe Mr. Anderson’s qualifications to sit on our Board of Directors include his significant experience as an audit partner serving insurance and insurance brokerage entities and his leadership and management experience with a global professional services organization.

Oscar Fanjul
Director since 2001 Age 68 Other Public Company Boards LafargeHolcim Ferrovial Past five years: Acerinox and Deoleo	Committees Compensation Executive Finance (Chair) Key Skills and Experience Leadership Financial International Corporate Governance & Responsibility Government Relations & Regulatory

Mr. Fanjul is Vice Chairman of Omega Capital, a private investment firm in Spain. Mr. Fanjul is the Founding Chairman and former Chief Executive Officer of Repsol. He is a Trustee of the Museo Nacional Centro de Arte Reina Sofia. Mr. Fanjul is Vice Chairman of the Board of LafargeHolcim and a director of Ferrovial. Mr. Fanjul is a former director of Unilever, the London Stock Exchange, Areva, Acerinox and Deoleo. He is a dual Spanish and Chilean national.

We believe Mr. Fanjul’s qualifications to sit on our Board of Directors and chair our Finance Committee include his extensive experience in various international markets with global companies and his understanding of global business practices.

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Election of Directors (Continued)

Daniel S. Glaser
Director since 2013 Age 57 Other Public Company Boards N/A	Committees Executive Finance Key Skills and Experience Leadership Financial Industry International Risk Management

Mr. Glaser is President and Chief Executive Officer of Marsh & McLennan Companies. Prior to assuming his current role in 2013, Mr. Glaser served as Group President and Chief Operating Officer of the Company, with operational and strategic oversight of its Risk and Insurance Services and Consulting segments. He rejoined Marsh & McLennan Companies in December 2007 as Chairman and Chief Executive Officer of Marsh, returning to the firm where he had begun his career right out of university in 1982. Mr. Glaser is an insurance industry veteran who has held senior positions in commercial insurance and insurance brokerage, working in the United States, Europe and the Middle East. Mr. Glaser was named Chairman of the Federal Advisory Committee on Insurance (FACI) in August 2014. He also serves on the Steering Committee of the Insurance Development Forum and on the International Advisory Board of BritishAmerican Business. He is a member of the Board of Trustees for The Institutes (American Institute for Chartered Property Casualty Underwriters) and Ohio Wesleyan University, and a member of the Board of Directors for the Partnership for New York City.

As the only member of the Company’s management team on the Board, Mr. Glaser’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

H. Edward Hanway
Director since 2010 Age 66 Other Public Company Boards N/A	Committees Compensation Directors and Governance Executive (Chair) Finance Key Skills and Experience Leadership Financial Industry International Government Relations & Regulatory

Mr. Hanway served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 to the end of 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former Member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of Drexel Neumann Academy and the Foundation for Delaware County and is the Chairman of the Faith in the Future Foundation committed to growth of Catholic education in the Archdiocese of Philadelphia.

We believe Mr. Hanway’s qualifications to chair our Board of Directors include his years of executive experience in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

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Election of Directors (Continued)

Deborah C. Hopkins
Director since 2017 Age 63 Other Public Company Boards Union Pacific Corporation Past five years: Qlik Technologies	Committees Compensation Directors and Governance Key Skills and Experience Leadership Financial International Technology Risk Management

Ms. Hopkins served as the Chief Executive Officer of Citi Ventures and as Citigroup’s Chief Innovation Officer until her retirement at the end of 2016. Prior to joining Citigroup in 2003, she was Chief Financial Officer of Lucent Technologies and Boeing Company and held senior-level positions at General Motors and Unisys Corporation. Ms. Hopkins is an Executive Fellow at the University of California Berkeley’s Haas School of Business and serves on the Advisory Boards of Riverwood Capital Partners and the non-profit VentureWell. She serves on the Board of St. John’s Hospital Foundation and is a Trustee at Silicon Couloir, both located in Jackson, Wyoming. Ms. Hopkins is a director of Union Pacific Corporation. She is a former director of Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International.

We believe Ms. Hopkins’s qualifications to sit on our Board of Directors include her significant leadership positions in finance, technology and innovation at various multinational companies.

Elaine La Roche
Director since 2012 Age 68 Other Public Company Boards Harsco Corporation	Committees Audit Finance Key Skills and Experience Leadership Financial International Government Relations & Regulatory Risk Management

Ms. La Roche is Chief Executive Officer, China International Capital Corporation US Securities, Inc. She served as Chief Executive Officer of China International Capital Corporation in Beijing from 1997 to 2000. Over the course of a 20-year career at Morgan Stanley, Ms. La Roche rose from Associate to Managing Director, serving in a variety of roles including Chief of Staff to the Chairman, and President and Head of the Asia Desk. From 2008 to 2010, Ms. La Roche was with JPMorgan Chase & Co. in Beijing, where she served as Vice Chairman, J.P. Morgan China Securities. Ms. La Roche served on the Board of Directors of China Construction Bank from 2006 to 2011 and from 2012 to 2015. Ms. La Roche currently serves on the Board of Directors of Harsco Corporation, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee.

We believe Ms. La Roche’s qualifications to sit on our Board of Directors include her executive experience in financial services, particularly internationally and her corporate governance experience from other board service.

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Election of Directors (Continued)

Steven A. Mills
Director since 2011 Age 66 Other Public Company Boards N/A	Committees Compensation (Chair) Directors and Governance Executive Key Skills and Experience Leadership Financial Industry International Technology

Mr. Mills was a senior executive at International Business Machines Corporation (IBM) before his retirement at the end of December 2015. Mr. Mills joined IBM in 1973 and during the course of his 40-plus-year career held various executive leadership positions across the Company. At the time of his retirement, Mr. Mills was the Executive Vice President of Software & Systems, with responsibility for directing IBM’s $40 billion product business, which included over 100,000 employees spanning development, manufacturing, sales, marketing and support professions.

We believe Mr. Mills’ qualifications to sit on our Board of Directors and chair our Compensation Committee include his executive leadership and management experience, his technology expertise, his extensive international experience at IBM and his overall knowledge of global markets.

Bruce P. Nolop
Director since 2008 Age 67 Other Public Company Boards TEGNA Inc. On Deck Capital, Inc.

Committees

Audit (Chair)

Corporate Responsibility

Executive

Finance

Key Skills and Experience

Leadership

Financial

Corporate Governance & Responsibility

Government Relations & Regulatory

Risk Management

Mr. Nolop retired in 2011 from E*TRADE Financial Corporation, where he served as Executive Vice President and Chief Financial Officer from September 2008 through 2010. Previously he was Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. from 2000 to 2008 and Managing Director of Wasserstein Perella from 1993 to 2000. Prior thereto he held positions with Goldman, Sachs & Co., Kimberly-Clark Corporation and Morgan Stanley & Co. Mr. Nolop also serves on the Board of Directors of TEGNA Inc. (formerly Gannett Co., Inc.), On Deck Capital, Inc. and privately-held CLS Group Holdings AG.

We believe Mr. Nolop’s qualifications to sit on our Board of Directors and chair our Audit Committee include his experience in financial accounting and corporate finance and his familiarity with internal financial controls and strategic transactions acquired through executive-level finance positions held in public companies and 18 years’ experience as an investment banker.

18          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Election of Directors (Continued)

Marc D. Oken
Director since 2006 Age 71 Other Public Company Boards Sonoco Products Company Past five years: Capital Bank Financial Corp.	Committees Audit Finance Key Skills and Experience Leadership Financial Industry Government Relations & Regulatory Risk Management

Mr. Oken is the Managing Partner of Falfurrias Capital Partners, a private equity firm. He was Chief Financial Officer of Bank of America Corporation from 2004 to 2005. Mr. Oken joined Bank of America in 1989 as Executive Vice President-Chief Accounting Officer, a position he held until 1998, when he became Executive Vice President-Principal Finance Executive. Prior to joining Bank of America, he was a partner at Price Waterhouse, serving there for 13 years. Mr. Oken is also a director of Sonoco Products Company and a former director of Capital Bank Financial Corp. He also served in Vietnam as a Navy pilot.

We believe Mr. Oken’s qualifications to sit on our Board of Directors include his extensive experience with public and financial accounting matters for complex global organizations, as well as his executive leadership and management experience.

Morton O. Schapiro
Director since 2002 Age 64 Other Public Company Boards N/A	Committees Compensation Directors and Governance (Chair) Executive Key Skills and Experience Leadership Financial International Corporate Governance & Responsibility Risk Management

Mr. Schapiro has been President and Professor of Economics at Northwestern University since 2009. Prior to that, he was President and Professor at Williams College from 2000. Previous positions include Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000 and Chair of its Department of Economics from 1991 to 1994.

We believe Mr. Schapiro’s qualifications to sit on our Board of Directors and chair our Directors and Governance Committee include his experience in managing large and complex educational institutions, which provides the Board with a diverse approach to management, as well as his more than 30 years of experience as a professor of economics.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          19

Election of Directors (Continued)

Lloyd M. Yates
Director since 2011 Age 57 Other Public Company Boards N/A	Committees Audit Corporate Responsibility Key Skills and Experience Leadership Financial Technology Government Relations & Regulatory Risk Management

Mr. Yates is Executive Vice President—Market Solutions of Duke Energy and President of Duke Energy’s Carolinas Region. Previously, Mr. Yates served as Executive Vice President of Customer Operations for Duke Energy. Mr. Yates has more than 30 years of experience in the energy industry, including the areas of nuclear and fossil generation and energy delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions. Mr. Yates serves on several community-based and industry boards and also serves as the President and Chairman of the Association of Edison Illuminating Companies.

We believe Mr. Yates’s qualifications to sit on our Board of Directors include the executive leadership and management experience he has acquired throughout his career in the energy industry.

R. David Yost
Director since 2012 Age 70 Other Public Company Boards Bank of America Johnson Controls International plc Past five years: Excelis Inc.	Committees Compensation Corporate Responsibility (Chair) Key Skills and Experience Leadership Financial Industry Corporate Governance & Responsibility Risk Management

Mr. Yost was the President and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from 2001 until his retirement in 2011. Mr. Yost also held a variety of other positions with AmeriSource Health Corporation and its predecessors from 1974 to 2001, including Chairman, President and Chief Executive Officer from 1997 to 2001. Mr. Yost is a graduate of the U.S. Air Force Academy and was previously a Captain in the United States Air Force. He also holds an M.B.A. from the University of California, Los Angeles. Mr. Yost serves on the Board of Directors of Johnson Controls International plc (formerly, Tyco International plc) and Bank of America. Mr. Yost is a former director of Excelis Inc. Mr. Yost also serves on the U.S. Air Force Academy Endowment Board.

We believe Mr. Yost’s qualifications to sit on our Board of Directors and chair our Corporate Responsibility Committee include his extensive leadership experience gained as the chief executive of a large publicly traded company in the healthcare industry and as a director of other publicly traded companies.

20          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation

Item 2 — Advisory (Nonbinding) Vote to Approve Named Executive

Officer Compensation

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will conduct this annual advisory vote through our 2023 Annual Meeting of Stockholders, when the next advisory vote on the frequency of future say-on-pay votes will occur.

We encourage our stockholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2017 Summary Compensation Table and the other compensation tables and accompanying narratives, which provide detailed information on the compensation of our named executive officers.

STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders of Marsh & McLennan Companies approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narratives.

The Board of Directors recommends that you vote FOR the approval of our named executive officer compensation on an advisory basis.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          21

Executive Compensation (Continued)

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the compensation decisions with respect to the individuals who served during 2017 as our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2017, as listed below. These individuals are included in the “2017 Summary Compensation Table” on page 39.

Name	Title
Daniel S. Glaser	President and Chief Executive Officer (“CEO”)
Mark C. McGivney	Chief Financial Officer (“CFO”)
Julio A. Portalatin	President and Chief Executive Officer of Mercer Consulting Group, Inc.
John Q. Doyle	President and Chief Executive Officer of Marsh LLC
Peter J. Beshar	Executive Vice President and General Counsel

Mr. Doyle was appointed President and Chief Executive Officer of Marsh in July 2017. Previously, he was President of Marsh.

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives” in this proxy statement, we mean our CEO, the chief executive officers of our four operating companies and certain leaders of our corporate staff. Background information regarding our senior executives is provided on our website at http://www.mmc.com/about/board.php#eo.

2017 Highlights

OUR PERFORMANCE

In 2017, we continued to execute on our long-term financial and strategic objectives.

•	Our total stockholder return (“TSR”) for 2017 was 22.7% vs. 21.8% for the S&P 500® index.

•	We delivered strong growth in adjusted earnings per share (“EPS”) of 14.6%*. GAAP EPS declined 15.1%, reflecting one-time provisional charges due to U.S. tax reform.

•	We achieved 3.5% growth in underlying revenue and increased adjusted operating income* for both the Risk and Insurance Services and Consulting segments for the eighth consecutive year.

•	We increased our quarterly dividend from $0.34 to $0.375 per share beginning in the third quarter of 2017, resulting in an annual dividend increase of 10%, from $1.30 to $1.43.

•	We used approximately $900 million in cash to repurchase approximately 11.5 million shares, reducing our outstanding common stock by approximately 5.7 million shares on a net basis.

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

22          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

2017 Highlights (continued)

OUR EXECUTIVE COMPENSATION

•	Our strong performance with respect to 2017 financial and strategic objectives led to above-target bonuses for our named executive officers.

•	Based on our 13.5% three-year adjusted EPS growth compared to a 13% long-term target for our 2015 performance stock unit (“PSU”) awards, the payout was 117% of target.

•	Our equity run rate* in 2017 was 0.9%. Shares repurchased during the year more than offset the increase in shares attributable to the exercise of stock options and the distribution of shares for stock units from previously granted equity-based awards.

*	“Equity run rate” means the number of shares of our common stock underlying equity-based awards granted plus the number of shares of our common stock underlying equity-based awards assumed upon an acquisition (if any), divided by the weighted average number of shares of our common stock outstanding for the year.

Executive Summary

The Company is a global professional services firm offering clients advice and solutions in risk, strategy and people. Our businesses include: Marsh, the insurance broker, intermediary and risk advisor; Guy Carpenter, the risk and reinsurance specialist; Mercer, the provider of HR and investment related financial advice and services; and Oliver Wyman Group, the management, economic and brand consultancy. With nearly 65,000 colleagues worldwide and annual revenue of more than $14 billion, we provide analysis, advice and transactional capabilities to clients in more than 130 countries.

As a professional services firm, our product is the expertise and capabilities of our colleagues. Our long-term success depends on their skill, integrity and dedication. To achieve our business objectives, we have designed our executive compensation program to attract, motivate and retain highly talented individuals to lead the Company and our various businesses in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders.

OUR FINANCIAL AND STRATEGIC OBJECTIVES AND 2017 PERFORMANCE

At the core of our business strategy are four pillars that are designed to create exceptional value and superior returns for our stockholders:

•	Sustain long-term revenue and earnings growth;

•	Maintain low capital requirements;

•	Generate high levels of cash; and

•	Manage risk intelligently.

The strength of our financial performance over the past five years is reflected in our TSR, which includes stock price appreciation and reinvested dividends. The following table displays our TSR versus the S&P 500® index over the past five years.

	Annualized Total Stockholder Return
	5 Years	4 Years	3 Years	2 Years	1 Year
Marsh & McLennan Companies, Inc.	21.3%	16.3%	14.8%	23.6%	22.7%
S&P 500® Index	15.8%	12.0%	11.4%	16.8%	21.8%

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          23

Executive Compensation (Continued)

Executive Summary (continued)

2017 STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AND STOCKHOLDER ENGAGEMENT

At our 2017 Annual Meeting of Stockholders, we held a nonbinding advisory vote with respect to the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote). Approximately 96% of the votes cast on the say-on-pay proposal were voted in favor of our executive compensation policies and practices.

Following our 2017 Annual Meeting of Stockholders, members of our management, at the direction of the Compensation Committee, discussed our executive compensation policies and practices, as well as the results of our 2017 say-on-pay vote, with a number of our large institutional stockholders and the major proxy advisory firms. These discussions were favorable, consistent with our 96% approval rate in 2017.

The Compensation Committee is committed to ongoing engagement with our stockholders and the major proxy advisory firms and intends to continue these outreach efforts.

2017 AND 2018 ANNUAL TOTAL DIRECT COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the decisions made by the Compensation Committee in February 2018 and February 2017 with respect to the annual total direct compensation of our named executive officers. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” on page 27.

For Mr. Doyle, only February 2018 compensation decisions are shown because he was not a named executive officer in our 2017 proxy statement.

Name	Decision Date	Base Salary	Annual Bonus Award	Annual LTI Award	Total Direct Compensation
Mr. Glaser	2/21/2018	$1,500,000	$4,300,000	$11,000,000	$16,800,000
	2/22/2017	$1,400,000	$4,100,000	$10,500,000	$16,000,000
	Change	+7.1%	+4.9%	+4.8%	+5.0%
Mr. McGivney	2/21/2018	$750,000	$1,650,000	$2,250,000	$4,650,000
	2/22/2017	$750,000	$1,500,000	$1,750,000	$4,000,000
	Change	0.0%	+10.0%	+28.6%	+16.3%
Mr. Portalatin*	2/21/2018	$1,000,000	$2,525,000	$2,700,000	$6,225,000
	2/22/2017	$900,000	$2,800,000	$2,650,000	$6,350,000
	Change	+11.1%	-9.8%	+1.9%	-2.0%
Mr. Doyle	2/21/2018	$1,000,000	$3,000,000	$2,700,000	$6,700,000
Mr. Beshar	2/21/2018	$800,000	$1,600,000	$2,250,000	$4,650,000
	2/22/2017	$800,000	$1,400,000	$2,250,000	$4,450,000
	Change	0.0%	+14.3%	0.0%	+4.5%

*	Mr. Portalatin’s base salary was increased from $900,000 to $1,000,000 effective August 1, 2017. His change in base salary is shown on a year- over-year basis including the mid-year change.

24          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Executive Compensation Design, Elements and Process

Our executive compensation program is governed by four guiding principles:

•	Align with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices;

•	Support a strong performance culture through short-term and long-term variable compensation, with the ability to differentiate among individuals based upon actual results;

•	Set target compensation at competitive levels in markets where we operate, with flexibility to recognize different business models and markets for talent; and

•	Maximize colleagues’ perceived value of our programs through transparent processes and communication.

The principal elements of our executive compensation program are base salary, annual bonuses and annual LTI awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and stockholder-focused.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our stock price.

As of December 31, 2017, variable compensation represented about 90% of our CEO’s target total direct compensation and about 81% for our other named executive officers, as displayed in the following chart.

COMPETITIVENESS OF PAY

The Compensation Committee regularly reviews market data with the objective of understanding and evaluating the competitiveness of our executive compensation program and each senior executive’s total direct compensation and pay mix, taking into account the individual’s role, responsibilities and performance. The Compensation Committee uses this information and exercises its judgment in determining individual compensation levels and seeks input from its independent compensation consultant prior to making compensation decisions for our senior executives. Market-based executive compensation data is used as a “market check” only and compensation levels for our senior executives are not set to correspond to any specific level of market competitiveness.

The Compensation Committee reviews executive compensation information for direct competitors as well as companies in the broader financial services and general industry sectors. Competitive analyses from these different perspectives recognize that the Company is diverse on an enterprise-wide basis and competes for executive talent in different businesses on an operating company basis.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          25

Executive Compensation (Continued)

Peer Group for Executive Compensation Purposes

In 2017, the Compensation Committee reviewed the executive compensation data disclosed in the publicly available filings of the companies that comprise our peer group for executive compensation purposes. The peer group is based on business lines, talent pool and company size, as reflected by revenue and market capitalization, and includes insurance, consulting and other business services companies, as listed in the table below. The Compensation Committee reviews the peer group periodically and makes adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes.

Marsh & McLennan Companies, Inc. 2017 Peer Group for Executive Compensation
Accenture plc	Automatic Data Processing, Inc.	The Travelers Companies, Inc.
Aon plc	Chubb Limited	Willis Towers Watson plc
Arthur J. Gallagher & Co.

Financial Services and General Industry Surveys

The Compensation Committee also reviewed executive compensation data drawn from two industry subsets (Financial Services and General Industry) of S&P 500® companies that participated in an executive compensation survey conducted by an independent compensation consulting firm. Each subset was refined based on revenue and market capitalization. For a list of the companies comprising these subsets, please refer to Exhibit B. The operating company CEO comparisons were based on subsidiaries or divisions of all companies that participated in the executive compensation survey (instead of only S&P 500® companies) in order to have a significant sample size for these particular comparisons.

EMPLOYMENT LETTERS

Each of our senior executives has an employment letter that sets forth his or her compensation arrangements and other terms and conditions of employment. These letters are discussed in “Employment Letters” on page 41.

BASE SALARY

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

ANNUAL BONUS

Our annual bonus is a variable pay program intended to link the cash-based incentive compensation of our senior executives to (i) our financial performance, (ii) their achievement of pre-established individual strategic objectives and (iii) our relative competitive financial performance compared to our peer group and the S&P 500®. The Compensation Committee believes that annual bonus awards should be determined primarily based on the achievement of objective, measurable financial results and how those results are achieved. The Compensation Committee also believes that individual executive performance should be measured by factors other than just the short-term financial performance of the Company or our operating companies. Therefore, in addition to short-term financial objectives, the strategic objectives component rewards achievement toward other business priorities and is intended to complement our annual LTI compensation program. After the end of the year, each senior executive’s performance was assessed by Mr. Glaser and the Compensation Committee (and, in the case of Mr. Glaser’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate or necessary to reflect a change in his or her responsibilities, market conditions or internal equity considerations. The target annual bonuses for our named executive officers for 2017 are set forth in “Determination of 2017 Annual Bonuses” on page 31.

ANNUAL LTI AWARD

Annual LTI compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing the return to our stockholders. Annual LTI compensation for our senior executives is delivered in a mix of equity-based awards consisting of stock options, which reward stock price appreciation and the creation of stockholder value; performance stock units (“PSUs”), which reward the achievement of specific Company financial objectives; and restricted stock units (“RSUs”), which further align the financial interests of our senior executives with our stockholders and also support our retention objectives.

26          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

The Compensation Committee reviews the mix of equity-based awards each year. In 2018, the Compensation Committee determined that the mix reflected in the table below is consistent with the objective of aligning the financial interests of our senior executives with maximizing our TSR.

As shown in the table below, the annual LTI compensation of our senior executives is delivered predominantly in stock options and PSU awards, the value of which is contingent on stock price appreciation or achieving specific Company financial objectives.

Proportion of Grant Date Fair Value
Stock Options	Performance Stock Units	Restricted Stock Units
50%	25%	25%

Executive Compensation Determinations

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and LTI awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, pension accruals and amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives.

BASE SALARY

The Compensation Committee increased Mr. Doyle’s base salary from $800,000 to $1,000,000 and Mr. Portalatin’s base salary from $900,000 to $1,000,000, both effective August 1, 2017. Mr. Doyle’s increase was based on his appointment and increased responsibilities as CEO of Marsh. Mr. Portalatin’s increase was made taking into account the competitive market, internal equity and his long-term performance and contributions as CEO of Mercer. The Compensation Committee did not adjust the base salaries of our other named executive officers during 2017.

ANNUAL BONUS

The Compensation Committee determined the 2017 annual bonus awards for our named executive officers using the following framework:

Each senior executive’s target bonus was allocated between financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target annual bonus. The multiplier for competitive financial performance was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive. Using this result, the Compensation Committee then conducted a qualitative assessment to determine the actual bonus award for each senior executive.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          27

Executive Compensation (Continued)

The following table defines each financial performance measure used in the 2017 annual bonus framework:

Financial Performance Measure	Definition
Company or operating company net operating income Used in the 2017 financial performance assessment for our senior executives

Net operating income calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and further adjusted for the impact of currency exchange rate fluctuations and acquisitions and dispositions

Company earnings per share Used in the 2017 multiplier for competitive financial performance	EPS from continuing operations calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement

2017 Target Bonuses

In 2017, the Compensation Committee increased Mr. Doyle’s target bonus from $1,500,000 to $2,250,000 and Mr. Portalatin’s target bonus from $1,800,000 to $2,250,000. Mr. Doyle’s increase was made based on his appointment and increased responsibilities as CEO of Marsh. Mr. Portalatin’s increase was made taking into account the competitive market, internal equity and his long-term performance and contributions as CEO of Mercer. The Compensation Committee did not adjust the target bonuses for our other named executive officers in 2017.

Financial and Strategic Performance Measures

The Compensation Committee selected the following measures and weightings for the 2017 annual bonus awards:

	Financial Performance		Strategic Performance
Senior Executive	Weighting	Measure	Weighting	Measure
Company CEO	80%	Company net operating income	20%	Individual objectives established for each senior executive
Other Corporate Senior Executives	70%		30%
Operating Company Chief Executive Officers	80%	Operating company net operating income	20%

The financial performance factor ranged from 0% to 150% of the target level as indicated in the following table:

Performance Level	Performance as a % of Target	Financial Performance Factor
Maximum	≥110%	150%
Target	100%	100%
Threshold	90%	50%
Below Threshold	<90%	Discretionary

Note: Interpolation is used to determine the performance factor for performance as a percentage of target between threshold/target or target/maximum.

28          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

2017 Financial Performance Measure

For 2017, the financial performance measure for all senior executives was Company or operating company net operating income, as applicable, as modified for executive compensation purposes. The Compensation Committee set challenging targets for our named executive officers, as displayed below, to align with our 2017 objective of driving strong earnings growth across the Company. Target and actual results in the table below are expressed as a percentage of prior-year results. Bonus calculations were based on our actual results as compared to the pre-established targets.

Name	Measure	2017 Actual Growth as % of Prior-Year Results	2017 Target Growth as % of Prior-Year Results	2017 Actual as % of Target
Mr. Glaser
Mr. McGivney	Company net operating income	109.5%	111.2%	98.5%
Mr. Beshar
Mr. Portalatin	Mercer net operating income	107.1%	113.0%	94.7%
Mr. Doyle	Marsh net operating income	108.0%	108.7%	99.3%

2017 Strategic Performance Measure

For 2017, the Compensation Committee reviewed strategic objectives for each named executive officer relating to operational performance, risk management and human capital. The Compensation Committee and Mr. Glaser (and, in the case of Mr. Glaser, solely the Compensation Committee) assessed each named executive officer’s strategic performance as “above target” for the year and determined a payout factor for 2017 strategic performance. The Compensation Committee considered the following in its assessment of each named executive officer’s performance:

Name	Description
Mr. Glaser

•  MMC’s underlying revenue growth of 3.5% and strong growth in both adjusted EPS and adjusted operating income

•  Increase in adjusted operating margin to 21.2%* — our tenth consecutive year of margin improvement

•  Mr. Glaser’s continued leadership of a dynamic and effective leadership team, including the Marsh CEO transition

Mr. McGivney

•  Effective oversight of the Company’s near-term financial plan and continued focus on our long-term growth strategy

•  Development and execution of our capital management and financing strategies, including dividends, share repurchases, and acquisitions

•  Mr. McGivney’s key role in our corporate development initiatives, including acquisitions

Mr. Portalatin

•  Mercer’s achievement of record revenue and net operating income

•  Effective execution of Mercer’s digital strategy, including new products and platforms to position Mercer as an innovator and thought leader in the digital and people markets

•  Mr. Portalatin’s focus on investing in faster growing markets and shifting resources from less strategic operations

Mr. Doyle

•  Marsh’s underlying revenue growth of 3% leading to $6.3B in revenue and the achievement of $1.2B in new business—both record amounts

•  Strong execution of the Marsh & McLennan Agency (MMA) strategy resulting in revenue exceeding $1B

•  Mr. Doyle’s successful transition to the Marsh CEO role and actions to simplify Marsh’s organizational structure and enhance Marsh’s senior leadership team

Mr. Beshar

•  Strong leadership of our legal, compliance, and public affairs department

•  Effective advocacy in support of the Company’s public policy priorities, including U.S. tax reform

•  Mr. Beshar’s role as a strategic advisor to our Board, CEO and Executive Committee on key business matters

*	Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          29

Executive Compensation (Continued)

2017 Multiplier for Competitive Financial Performance

The multiplier for competitive financial performance was determined based on our adjusted EPS growth compared to that of a weighted composite of our peer group companies for executive compensation purposes and the S&P 500®. We included the S&P 500® to assess our competitive financial performance in a broader context.

The S&P 500® was weighted most heavily at 30% as it represents the broadest market comparison. Aon and Willis Towers Watson were weighted at 25% and 20%, respectively, as they are direct competitors of the Company and have divisions that compete directly with our Risk and Insurance Services and Consulting segments. The five additional companies listed in the table below were each equally weighted at 5%.

Component	Weighting
S&P 500®	30%
Aon plc	25%
Willis Towers Watson plc	20%
Accenture plc	5%
Arthur J. Gallagher & Co.	5%
Automatic Data Processing, Inc.	5%
Chubb Limited	5%
The Travelers Companies, Inc.	5%

Our adjusted EPS growth, assessed on a percentile basis using the weightings in the preceding table, was used in determining the multiplier for competitive financial performance. The following table shows the threshold, target and maximum multiplier based on percentile ranking.

Performance Level	Actual Performance	Multiplier
Maximum	75th percentile or higher	1.30x
Target	50th percentile	1.00x
Threshold	25th percentile or lower	0.70x

Note: Interpolation is used to determine the multiplier for a percentile ranking between threshold/target or target/maximum.

The Compensation Committee reviewed adjusted EPS growth for the 2017 fiscal year as reported by the Company and by our peer group in press releases for fourth quarter earnings, as well as an estimate of 2017 EPS growth for the S&P 500® as available from FactSet Research Systems Inc. These publicly reported results were selected based on their availability and comparability.

In 2017, our adjusted EPS growth exceeded those of all of our peer group companies and the S&P 500®, resulting in a 1.30x multiplier. This multiplier for competitive financial performance was applied to the sum of the bonus payout levels for 2017 Financial Performance and 2017 Strategic Performance for each named executive officer. Final results for the multiplier were reviewed by Pay Governance LLC, the Compensation Committee’s independent compensation consultant.

Qualitative Assessment

In addition to performance as measured against the previously described financial and strategic objectives, the Compensation Committee also assessed how these objectives were achieved and considered each senior executive’s current-year performance and bonus award vis-à-vis his or her prior-year performance and bonus award; compensation relative to peers at direct competitors; and his or her total direct compensation. The Compensation Committee believes that the exercise of discretion in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among senior executives.

Using its assessment of the 2017 financial and strategic performance factors and the multiplier for competitive financial performance as its basis, the Compensation Committee exercised its discretion in the manner described above to determine the 2017 bonus award for each named executive officer.

30          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Determination of 2017 Annual Bonuses

The actual annual bonuses paid to our named executive officers for 2017 were as follows.

Name	2017 Actual Bonus	2017 Target Bonus Award	2017 Bonus as a % of Target
Mr. Glaser	$4,300,000	$2,800,000	154%
Mr. McGivney	1,650,000	1,200,000	138%
Mr. Portalatin	2,525,000	2,250,000	112%
Mr. Doyle	3,000,000	2,250,000	133%
Mr. Beshar	1,600,000	950,000	168%

When determining bonuses, the Compensation Committee considered our:

•	financial results against challenging growth targets;

•	double-digit growth in adjusted EPS, which led to the achievement of competitive financial performance that exceeded all of our peer group companies and the S&P 500®;

•	strong underlying revenue growth;

•	continued increase in adjusted operating margin; and

•	named executive officers’ achievements with respect to their strategic objectives

The Compensation Committee believes that the bonus awards in the preceding table are aligned with our performance for 2017.

ANNUAL LTI AWARDS

The annual equity-based awards granted to our senior executives are determined by the Compensation Committee as part of its annual total compensation review. In determining the awards, the Compensation Committee considers the senior executive’s performance and his or her expected future contributions to the Company’s performance along with external market competitiveness, internal equity comparisons and the target LTI award set forth in the senior executive’s employment letter. Mr. Glaser also provides LTI award recommendations for senior executives other than himself.

The grant date fair values of the annual LTI awards granted to our named executive officers in February 2018 are shown in the following table. They are not reflected in the “2017 Summary Compensation Table” on page 39 because the awards were made after the end of the 2017 fiscal year.

	Grant Date Fair Value of Annual LTI Awards Granted in 2018
	Stock Options	Performance Stock Units	Restricted Stock Units	Total
Mr. Glaser	$5,500,000	$2,750,000	$2,750,000	$11,000,000
Mr. McGivney	1,125,000	562,500	562,500	2,250,000
Mr. Portalatin	1,350,000	675,000	675,000	2,700,000
Mr. Doyle	1,350,000	675,000	675,000	2,700,000
Mr. Beshar	1,125,000	562,500	562,500	2,250,000

Separately, in August 2017, Messrs. Doyle and Portalatin were each granted a special RSU award with a grant date fair value of $1 million. The RSU award granted to Mr. Doyle recognized his increased responsibilities as CEO of Marsh. The RSU award granted to Mr. Portalatin was granted for his long-term performance and contributions as CEO of Mercer, retention and internal equity. These RSU awards are scheduled to vest in August 2020, subject to the terms and conditions of the award.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          31

Executive Compensation (Continued)

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in certain circumstances such as retirement. The value also depends on the future performance of our stock price and, for PSU awards, achieving specific Company financial objectives. The terms and conditions of these awards are described in the narrative following the “2017 Grants of Plan-Based Awards Table” on page 42.

Performance and Payout Levels for Our 2018 PSU Awards

The performance measure for the 2018 PSU awards, which represent 25% of the grant date fair value of the 2018 LTI compensation for our senior executives, is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis.

The following table displays the payout (as a percentage of target) for maximum, target and threshold performance levels for the 2018 PSU awards. The Compensation Committee set the performance levels after a review of our financial strategy, the design of PSU awards at peer group companies and historical EPS growth data for the S&P 500®.

Adjusted EPS as modified for executive compensation purposes is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A and modified to exclude (i) the impact of currency exchange rate fluctuations, (ii) the variation between actual and budgeted results for Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments), and (iii) the costs related to the early extinguishment of debt.

	Payout (as a % of Target)	2018 PSU Awards
Performance Level		Adjusted EPS Growth
Maximum	200%	≥12%
Target	100%	8%
Threshold	50%	4%
Below Threshold	0%	<4%

Note: Interpolation is used to determine the payout (as a percentage of target) for a performance result between threshold/target or target/maximum.

Performance Results for Our 2015 PSU Awards

The performance measure for the 2015 PSU awards was adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis.

At the time of setting the target and determining the payouts at varying levels of performance for these awards, the Compensation Committee believed that achievement of 13% adjusted EPS growth was a challenging goal. Depending on our actual financial performance results, 0% to 200% of the number of PSUs granted is delivered in shares of our common stock.

	Payout (as a % of Target)	2015 PSU Awards
Performance Level		Adjusted EPS Growth
Maximum	200%	≥16%
Target	100%	13%
Threshold	40%	7%
Below Threshold	0%	<7%

Note: Interpolation is used to determine the payout (as a percentage of target) for a performance result between threshold/target or target/maximum.

32          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

The following chart shows the threshold, target and maximum performance levels, with corresponding payouts as a percentage of target, for the 2015 PSU awards granted to our senior executives. The chart also shows our actual EPS growth for the three-year performance period (2015-2017) applicable to the determination of the number of shares of our common stock earned for these awards.

⬛ Performance Level 🌑 Payout of 2015 PSU Award

The following table shows our annualized EPS growth for the three-year performance period and the corresponding payout for our 2015 PSU awards as a percentage of target.

Adjusted EPS Growth
2015	2016	2017	Annualized 2015-2017	Payout of 2015 PSU Award (as a % of Target)
13.8%	12.8%	14.0%	13.5%	117%

Benefit Plans and Other Programs

RETIREMENT AND DEFERRED COMPENSATION PLANS

We offer retirement and deferred compensation plans, in which all of our senior executives are eligible to participate, to maintain a competitive compensation program.

We maintain a defined contribution retirement program in the U.S. consisting of the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company matching credits and earnings during 2017, as well as account balances as of the end of 2017, is presented in “Nonqualified Deferred Compensation Table” on page 49. Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered.

We discontinued future service accruals in our U.S. defined benefit retirement program effective December 31, 2016. The features of our U.S. retirement program, including the present value of the accumulated pension benefits for our named executive officers as of the end of 2017, are presented in further detail in “Defined Benefit Retirement Program” on page 47. We do not have individually-designed defined benefit arrangements for any named executive officer.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          33

Executive Compensation (Continued)

SEVERANCE ARRANGEMENTS

Severance payments and benefits for our senior executives are provided under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro rata bonus for the year of termination.

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 52. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2017, is presented in “Potential Payments Upon Termination or Change in Control” on page 50.

CHANGE-IN-CONTROL ARRANGEMENTS

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control provision rather than providing severance payments and benefits solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and accelerated vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control of the Company.

We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2017, is presented in “Potential Payments Upon Termination or Change in Control” on page 50.

OTHER BENEFITS AND PERQUISITES

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation and (ii) from time to time, the relocation costs associated with hiring a newly recruited or promoted senior executive.

In addition, the Compensation Committee has determined to provide Mr. Glaser access to a car and driver for business and commuting purposes and to corporate aircraft, in which we maintain fractional interests, for business and personal travel. Such personal air travel is limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company.

The incremental cost of providing perquisites and other personal benefits during 2017 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the “2017 Summary Compensation Table” on page 39. The imputed income attributable to Mr. Glaser’s personal use of corporate aircraft and a car and driver was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

34          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Risk and Reward Features of Executive Compensation Program

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description
Balanced Total Compensation Approach

The mix of base salary, annual bonus opportunity and LTI awards appropriately balances the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.

Performance-Based Annual Bonus Program

Awards to senior executives are made based on both financial performance measures, which relate to fiscal-year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. We have also incorporated a relative financial measure based on EPS growth into the assessment of our financial performance. All bonus decisions for our senior executives are made by the Compensation Committee. Bonuses are individually determined and are limited to a maximum of 200% of pre-established target levels. We do not guarantee annual bonuses for our senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join the Company.

Stockholder-Focused LTI Program

Equity-based awards to our senior executives are granted annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards are made in a combination of stock options, RSU awards and PSU awards to align the financial interests of our senior executives with maximizing our return to stockholders. PSU awards are earned based on our achievement against financial performance objectives, as determined by the Compensation Committee, over a three-year performance period.

All equity-based awards are subject to multi-year vesting requirements or performance periods with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. None of our equity-based awards are scheduled to begin vesting until after one year following their grant. In addition, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision in the event of a change in control of the Company. We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

Executive Stock Ownership Guidelines

Our senior executives are required to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Our senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.

Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock

We prohibit our employees, including our senior executives, from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. Our senior executives must obtain approval from our legal department before pledging our securities as collateral for a loan or for any other purpose.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          35

Executive Compensation (Continued)

Feature	Description
Compensation Recovery (“Clawback”) Policies

We may, to the extent permitted by applicable law, cancel or require reimbursement of any annual bonus awards received by a senior executive if and to the extent that: (i) the amount of the award was based on the achievement of specified consolidated, segment or operating company financial results, and we subsequently restate those financial results; (ii) in the Compensation Committee’s judgment, the senior executive engaged in intentional misconduct that contributed to the need for the restatement; and (iii) the senior executive’s award would have been lower if the financial results in question had been properly reported. In such case, we will seek to recover from the senior executive the amount by which the actual annual bonus award paid for the relevant period exceeded the amount that would have been paid based on the restated financial results. The policy provides that we will not seek to recover compensation paid more than three years prior to the date the applicable restatement is disclosed. Also, our 2011 Incentive and Stock Award Plan allows us to “claw back” outstanding or already-settled equity-based awards.

Severance Payments

Severance protections for our senior executives are set at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, without stockholder approval, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99 times the sum of his or her base salary and three-year average annual bonus award.

In light of the above, and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives that are intended to align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Our senior executives are required, over a five-year period, to acquire and hold shares or stock units of our common stock with an aggregate value at least equal to a specified multiple of their base salary. The current multiples for our named executive officers are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)
CEO	6x
Other named executive officers	3x

As of February 28, 2018, all of our named executive officers satisfied their required ownership level under our stock ownership guidelines.

Additional information concerning our stock ownership guidelines is available on our website under:

http://www.mmc.com/about/SeniorExecutiveStockOwnershipGuidelines2014.pdf.

HOLDING REQUIREMENT FOR EQUITY-BASED AWARDS

Under our stock ownership guidelines, our senior executives are required to hold shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of any tax withholding and, in the case of stock options, the exercise price) until the required multiple of base salary is reached. In addition, our senior executives may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under our stock ownership guidelines.

36          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a federal income tax deduction for compensation in excess of $1 million that is paid to a named executive officer in any taxable year. We sought to pay compensation to our senior executives for 2017 that was deductible by paying our annual bonus awards and granting certain annual LTI awards to our named executive officers pursuant to a stockholder-approved plan that satisfied the requirements of the exemption from Section 162(m) for “performance-based compensation” under prior federal income tax law. Under this plan, an annual incentive award pool was established based on our net operating income for the year. As permitted under the plan, the Compensation Committee could exercise its discretion to reduce (but not increase) the size of the amounts potentially payable to our named executive officers pursuant to the plan’s award formula. Given the recent changes to Section 162(m), the incentive compensation paid to our named executive officers for 2017 will not be fully tax deductible. The Compensation Committee reserves the right to award compensation that is not deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, PSU awards and RSU awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

Additional Considerations

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          37

Executive Compensation (Continued)

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Steven A. Mills (Chair)	Deborah C. Hopkins
Oscar Fanjul	Morton O. Schapiro
H. Edward Hanway	R. David Yost

38          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Compensation of Executive Officers

2017 Summary Compensation Table

The following table provides information regarding the compensation of our President and Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers who were executive officers as of December 31, 2017.

Name & Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
Daniel S. Glaser	2017	1,400,000	—	5,250,130	5,250,003	4,300,000	555,967	255,241	17,011,341
President and CEO, Marsh & McLennan Companies, Inc.	2016	1,400,000	—	4,800,052	4,800,001	4,100,000	473,344	176,543	15,749,939
	2015	1,400,000	—	4,750,005	4,750,008	4,400,000	134,075	162,629	15,596,718
Mark C. McGivney	2017	750,000	—	875,120	875,008	1,650,000	210,841	65,137	4,426,106
Chief Financial Officer, Marsh	2016	750,000	—	750,040	750,001	1,500,000	177,461	34,565	3,962,067
& McLennan Companies, Inc.
Julio A. Portalatin	2017	941,667	—	2,325,197	1,325,008	2,525,000	212,635	71,774	7,401,281
President and Chief Executive Officer, Mercer Consulting Group Inc.	2016 2015	900,000 900,000	— —	1,200,042 1,125,091	1,200,009 1,125,007	2,800,000 2,850,000	249,608 118,735	37,768 37,969	6,387,427 6,156,802
John Q. Doyle	2017	883,333	—	2,000,211	1,000,011	3,000,000	—	45,899	6,929,455
President and Chief Executive Officer, Marsh LLC
Peter J. Beshar	2017	800,000	—	1,125,008	1,125,015	1,600,000	493,308	67,498	5,210,829
Executive Vice President and General Counsel, Marsh & McLennan Companies, Inc.	2016 2015	800,000 800,000	— —	1,125,060 1,125,091	1,125,008 1,125,007	1,400,000 1,400,000	451,108 —	36,480 35,582	4,937,656 4,485,680

(1)	Mr. McGivney was appointed Chief Financial Officer on January 1, 2016; his compensation is shown for 2016 and 2017 only because he was not a named executive officer in 2015. Mr. Doyle was appointed President and Chief Executive Officer of Marsh LLC on July 5, 2017; his compensation is shown for 2017 only since he was not a named executive officer in 2015 or 2016.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, respectively, computed in accordance with FASB ASC Topic 718. The amounts reported in the “Stock Awards” column represent both PSU and RSU awards. The grant date fair value of the PSU award granted in each of these years to each of the named executive officers is reported based on performance at the target level. As stated in the description of the PSU awards following the “2017 Grants of Plan-Based Awards Table” on page 42, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2017 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018. The assumptions used in calculating the amounts reported for awards granted prior to 2017 are included in the footnote captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “2017 Grants of Plan-Based Awards Table” on page 42 due to rounding to the nearest whole dollar as required by SEC rules. In addition, the amounts reported in these columns differ slightly from the amounts disclosed in the “2017 and 2018 Annual Total Direct Compensation of Named Executive Officers” section on page 24 of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          39

Executive Compensation (Continued)

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)
Mr. Glaser	2017	2,625,065	5,250,131
	2016	2,400,026	4,800,052
	2015	2,375,003	4,750,005
Mr. McGivney	2017	437,560	875,119
	2016	375,020	750,040
Mr. Portalatin	2017	662,561	1,325,122
	2016	600,021	1,200,042
	2015	562,545	1,125,091
Mr. Doyle	2017	500,068	1,000,136
Mr. Beshar	2017	562,504	1,125,007
	2016	562,530	1,125,060
	2015	562,545	1,125,091

(3)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section on page 26 of the Compensation Discussion and Analysis. The awards earned in respect of 2017 were determined by the Compensation Committee at its meeting on February 21, 2018 and were paid on February 28, 2018.
(4)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan and the Company’s Supplemental Retirement Plan. For 2017, the amount reported for each named executive officer reflects changes in age and service, the interest rate and the mortality assumption projecting longer life expectancies, and any change in base salary. In 2017, the sum of the change in pension value and nonqualified deferred compensation earnings for Mr. Doyle was negative (-$475); as required by SEC rules, the negative change is shown in the Summary Compensation Table as zero. The assumptions used in calculating the amounts reported are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018. The Company’s retirement program is described in further detail in “Defined Benefit Retirement Program” on page 47. No named executive officer received preferential or above-market earnings on deferred compensation. The Company discontinued future service accruals in the defined benefit retirement program effective December 31, 2016.
(5)	The following items are reported in the “All Other Compensation” column for the named executive officers in 2017:

ALL OTHER COMPENSATION

Name	Company Contributions to Defined Contribution Plans ($) (a)	Financial Planning and Income Tax Preparation ($) (b)	Personal Use of Corporate Aircraft ($) (c)	Personal Use of Car Service ($) (d)	Total ($)
Mr. Glaser	74,667	12,585	130,000	37,990	255,241
Mr. McGivney	52,500	12,637	0	0	65,137
Mr. Portalatin	59,250	12,524	0	0	71,774
Mr. Doyle	28,383	17,516	0	0	45,899
Mr. Beshar	54,667	12,832	0	0	67,498

(a)	These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2017. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “Nonqualified Deferred Compensation Table” section on page 49.
(b)	These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services was taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.
(c)	This amount represents the incremental cost to the Company of Mr. Glaser’s personal use of corporate aircraft in which the Company owns fractional interests. The incremental cost has been calculated by adding the incremental variable costs associated with personal flights on each of the aircraft (including hourly charges, taxes, passenger fees, international fees and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.
(d)	This amount represents the approximate cost to the Company of Mr. Glaser’s personal use of a car and driver, including work/home travel. The imputed income attributable to this use was taxable income to Mr. Glaser. The taxes associated with this income were not reimbursed or paid by the Company.

(6)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

40          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

EMPLOYMENT LETTERS

The Company has employment letters with each of the named executive officers that follow a common template, approved by the Compensation Committee, and include the following principal terms:

•	Base salary, target annual bonus and target annual long-term incentive (“LTI”) award, and applicable payment ranges. Actual annual bonus payments and annual LTI awards are based on factors described in the “Annual Bonus” section on page 26 and “Annual LTI Award” section on pages 31 to 33 of the Compensation Discussion and Analysis;

•	Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section on page 34 of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section on page 50; and

•	Noncompetition, nonsolicitation and confidentiality covenants in favor of the Company.

Mr. Glaser’s Employment Arrangements

Mr. Glaser’s current terms of employment as our President and Chief Executive Officer, as approved by the Compensation Committee, are as follows:

•	an annual base salary of $1,500,000;

•	an annual bonus with a target level of $3,000,000;

•	an annual LTI award with a target grant date fair value of $9,500,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

•	access to a car and driver for business and commuting purposes and to the corporate aircraft, in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

In consideration for his employment arrangements, Mr. Glaser entered into noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

In 2018, the Compensation Committee increased Mr. Glaser’s annual base salary from $1,400,000 to $1,500,000, effective April 1, 2018, and his target annual bonus from $2,800,000 to $3,000,000, effective for 2018.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          41

Executive Compensation (Continued)

2017 Grants of Plan-Based Awards Table

The following table provides information on the grants of plan-based awards made to the named executive officers in 2017. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2017. The terms and conditions of these awards are described in the “Annual Bonus” section on page 26 of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2017 under the 2011 Incentive and Stock Award Plan. The equity-based awards consist of PSU awards, RSU awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Stock Price on Date of Grant ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards ($) (7)
(a)	(b) (1)	(c) (1)	(d)	(e) (2)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daniel S. Glaser			0	2,800,000	5,600,000
	2/22/2017	2/22/2017				0	35,864	71,728					2,625,065
	2/22/2017	2/22/2017							35,864				2,625,065
	2/22/2017	2/22/2017								349,767	73.195	72.930	5,250,003
Mark C. McGivney			0	1,200,000	2,400,000
	2/22/2017	2/22/2017				0	5,978	11,956					437,560
	2/22/2017	2/22/2017							5,978				437,560
	2/22/2017	2/22/2017								58,295	73.195	72.930	875,008
Julio A. Portalatin			0	2,250,000	4,500,000
	2/22/2017	2/22/2017				0	9,052	18,104					662,561
	2/22/2017	2/22/2017							9,052				662,561
	2/22/2017	2/22/2017								88,275	73.195	72.930	1,325,008
	8/1/2017	7/12/2017							12,739				1,000,075
John Q. Doyle			0	2,250,000	4,500,000
	2/22/2017	2/22/2017				0	6,832	13,664					500,068
	2/22/2017	2/22/2017							6,832				500,068
	2/22/2017	2/22/2017								66,623	73.195	72.930	1,000,011
	8/1/2017	7/12/2017							12,739				1,000,075
Peter J. Beshar			0	950,000	1,900,000
	2/22/2017	2/22/2017				0	7,685	15,370					562,504
	2/22/2017	2/22/2017							7,685				562,504
	2/22/2017	2/22/2017								74,951	73.195	72.930	1,125,015

(1)	The equity-based awards granted on February 22, 2017 reported in this table were approved by the Compensation Committee at its meeting on the same date. The August 1, 2017 special RSU awards granted to Messrs. Portalatin and Doyle were approved by the Compensation Committee at its meeting on July 12, 2017.
(2)	The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the 2017 Summary Compensation Table.
(3)	The amounts reported in columns (g), (h) and (i) reflect PSU awards granted on February 22, 2017. The terms and conditions of these awards are described in the narrative following this table.
(4)	The amounts reported in column (j) reflect the RSU awards granted on February 22, 2017 and the special RSU awards granted on August 1, 2017. The terms and conditions of these awards are described in the narrative following this table.
(5)	The amounts reported in column (k) reflect nonqualified stock options granted on February 22, 2017. The terms and conditions of these awards are described in the narrative following this table.
(6)	The stock options granted on February 22, 2017 have an exercise price of $73.195 per share, equal to the average of the high and low trading prices of shares of the Company common stock on February 21, 2017, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $72.93 per share, which was lower than the stock option exercise price.
(7)	The grant date fair value reported for the PSU awards is based on payment at the target level.

42          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

STOCK OPTIONS

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and shortened exercisability in the event of death, disability and specified terminations of employment. The stock options granted to the named executive officers on February 22, 2017 are scheduled to vest on February 22, 2018, 2019, 2020 and 2021 and will expire no later than February 21, 2027. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading day immediately preceding the grant date.

RESTRICTED STOCK UNIT AWARDS

An RSU represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. Annual awards of RSUs are scheduled to vest in three equal annual installments beginning on the 28th of the month in which the first anniversary of the grant date occurs, with full or pro rata vesting in the event of death, disability and specified terminations of employment. The RSU awards granted to the named executive officers on February 22, 2017 are scheduled to vest on February 28, 2018, 2019 and 2020. The special RSU awards granted to Messrs. Portalatin and Doyle on August 1, 2017 are scheduled to vest in full on August 15, 2020. RSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested RSU. Dividend equivalents that relate to RSU awards that do not vest or are forfeited also will be forfeited. Holders of RSU awards have no right to vote the shares of common stock subject to the award.

PERFORMANCE STOCK UNIT AWARDS

A PSU represents a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of PSUs granted, depending on the Company’s achievement of a financial performance objective as determined by the Compensation Committee over a three-year performance period. The performance measure is the Company’s adjusted EPS as modified for executive compensation purposes (as defined in the “Annual LTI Awards” section on pages 31 to 33 of the Compensation Discussion and Analysis) on a three-year annualized growth rate basis. The target adjusted EPS growth rate for the PSU awards is 8%. The PSU awards granted to the named executive officers on February 22, 2017 are scheduled to vest on February 28, 2020, with full or pro rata vesting in the event of death, disability and specified terminations of employment. PSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested PSU. Dividend equivalents that relate to PSU awards that do not vest or are forfeited also will be forfeited. Holders of PSU awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in “Potential Payments Upon Termination or Change in Control” on page 50.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          43

Executive Compensation (Continued)

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information concerning equity-based awards held by the named executive officers as of December 31, 2017. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Daniel S. Glaser	2/21/2011	299,851	0	30.595	2/20/2021
	2/24/2012	413,908	0	31.885	2/23/2022
	2/25/2013	629,033	0	36.495	2/24/2023
	2/24/2014	343,556	114,519	48.000	2/23/2024
	2/23/2015	209,436	209,436	56.840	2/22/2025
						2/23/2015	13,928	1,133,600
						2/23/2015			83,568	6,801,600
	2/22/2016	103,806	311,419	57.325	2/21/2026
						2/22/2016	27,912	2,271,758
						2/22/2016			41,867	3,407,555
	2/22/2017	0	349,767	73.195	2/21/2027
						2/22/2017	35,864	2,918,971
						2/22/2017			71,728	5,837,942
Mark C. McGivney	2/24/2012	5,174	0	31.885	2/23/2022
	2/25/2013	13,105	0	36.495	2/24/2023
	2/24/2014	13,587	4,529	48.000	2/23/2024
	2/23/2015	7,716	7,717	56.840	2/22/2025
						2/23/2015	2,053	167,094
						2/23/2015			6,158	501,200
	2/22/2016	16,219	48,660	57.325	2/21/2026
						2/22/2016	4,362	355,023
						2/22/2016			6,542	532,453
	2/22/2017	0	58,295	73.195	2/21/2027
						2/22/2017	5,978	486,549
						2/22/2017			11,956	973,099
Julio A. Portalatin	2/24/2012	36,217	0	31.885	2/23/2022
	2/25/2013	161,291	0	36.495	2/24/2023
	2/24/2014	81,522	27,174	48.000	2/23/2024
	2/23/2015	49,603	49,604	56.840	2/22/2025
						2/23/2015	3,299	268,506
						2/23/2015			19,794	1,611,034
	2/22/2016	25,951	77,856	57.325	2/21/2026
						2/22/2016	6,978	567,939
						2/22/2016			10,467	851,909
	2/22/2017	0	88,275	73.195	2/21/2027
						2/22/2017	9,052	736,742
						2/22/2017			18,104	1,473,485
						8/1/2017	12,739	1,036,827
John Q. Doyle	5/1/2016	21,079	63,239	63.090	4/30/2026
						5/1/2016	5,284	430,065
						5/1/2016			7,926	645,097
	2/22/2017	0	66,623	73.195	2/21/2027
						2/22/2017	6,832	556,056
						2/22/2017			13,664	1,112,113
						8/1/2017	12,739	1,036,827

44          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Peter J. Beshar	2/23/2009	135,948	0	19.045	2/22/2019
	2/22/2010	270,619	0	22.705	2/21/2020
	2/21/2011	149,926	0	30.595	2/20/2021
	2/24/2012	173,842	0	31.885	2/23/2022
	2/25/2013	169,355	0	36.495	2/24/2023
	2/24/2014	85,404	28,468	48.000	2/23/2024
	2/23/2015	49,603	49,604	56.840	2/22/2025
						2/23/2015	3,299	268,506
						2/23/2015			19,794	1,611,034
	2/22/2016	24,329	72,990	57.325	2/21/2026
						2/22/2016	6,542	532,453
						2/22/2016			9,813	798,680
	2/22/2017	0	74,951	73.195	2/21/2027
						2/22/2017	7,685	625,482
						2/22/2017			15,370	1,250,964

(1)	Represents vested and unvested, non-performance contingent stock options. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.
(2)	The following table provides the vesting schedule of the RSU awards that were not vested as of December 31, 2017.

Grant Date	Name of Executive	Vesting Schedule
2/23/2015	All (except Mr. Doyle)	100% vesting on February 28, 2018
2/22/2016	All (except Mr. Doyle)	50% vesting on each February 28, 2018 and 2019
5/1/2016	Mr. Doyle	50% vesting on each May 1, 2018 and 2019
2/22/2017	All	33 1⁄3% vesting on February 28, 2018, 2019 and 2020
8/1/2017	Mr. Doyle Mr. Portalatin	100% vesting on August 15, 2020

(3)	Based on the closing price per share of the Company’s common stock on December 29, 2017 ($81.39), the last trading day of 2017.
(4)	Represents the number of shares to be received in respect of PSU awards assuming the achievement of maximum performance for the 2015 and 2017 PSU awards and target performance for the 2016 PSU award. The PSU awards granted in 2015 vested on February 28, 2018, and PSU awards granted in February 2016, May 2016 and February 2017 will vest on February 28, 2019, May 1, 2019 and February 28, 2020, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the applicable three-year performance period. Our adjusted EPS growth as modified for executive compensation purposes for 2015, 2016 and 2017, were determined by the Compensation Committee in the first quarter after the end of the year. As of December 31, 2017, performance was tracking above target payout level for the 2015 and 2017 PSU awards and between threshold and target for the 2016 PSU award. If the Company does not attain the maximum cumulative target for the 2015 or 2017 PSU awards or target performance for the 2016 PSU award over the applicable three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of PSUs granted. See the “Performance Results for Our 2015 PSU Awards” section on pages 32 to 33 of the Compensation Discussion and Analysis and the narrative following the “2017 Grants of Plan-Based Awards Table” above with respect to the 2017 PSU awards granted to the named executive officers.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          45

Executive Compensation (Continued)

2017 Option Exercises and Stock Vested Table

The following table provides certain information concerning (i) stock options exercised by the named executive officers in 2017 and (ii) other stock awards held by the named executive officers that vested or were earned in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Daniel S. Glaser	1,272,152	72,654,470	98,561	7,222,550
Mark C. McGivney	0	0	11,040	809,011
Julio A. Portalatin	0	0	23,560	1,726,477
John Q. Doyle	0	0	2,642	196,307
Peter J. Beshar	226,516	13,286,160	24,141	1,769,052

(1)	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.
(2)	Includes distribution of shares of the Company’s common stock in connection with 2014 PSU awards that vested in 2017 and paid out at 120% of target based on Company performance (Mr. Glaser—55,313 PSUs, Mr. McGivney—4,376 PSUs, Mr. Portalatin—13,126 PSUs; and Mr. Beshar—13,751 PSUs). Mr. Doyle did not receive a 2014 PSU award.
(3)	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

46          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Defined Benefit Retirement Program

The Company discontinued future service accruals effective December 31, 2016 in the defined benefit retirement program in the United States, consisting of the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan. The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. Messrs. Glaser, McGivney, Portalatin and Beshar participate in the United States defined benefit retirement program. Mr. Doyle is not eligible to participate in the United States defined benefit retirement program because he did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a single-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service through December 31, 2016; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service through December 31, 2016; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years through December 31, 2016.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, Mr. Glaser, Mr. Portalatin and Mr. Beshar are eligible for an early retirement benefit. Benefits under the retirement program vest upon the earliest of (i) a participant’s attainment of five years of vesting service, (ii) attainment of age 65 or (iii) a change in control of the Company. Messrs. Glaser, McGivney, Portalatin and Beshar currently have a vested benefit under the retirement program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2017, as well as other information about each of our defined benefit retirement plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018. The assumed retirement age used for purposes of this table is 65 years for all named executives who participate in these plans. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers who participate in these plans under any of its nonqualified defined benefit retirement plans.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          47

Executive Compensation (Continued)

Pension Benefits Table for 2017

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Daniel S. Glaser (3)	Qualified Retirement Plan	19.0	461,891	0
	Benefit Equalization Plan	19.0	1,391,382	0
	Supplemental Retirement Plan	19.0	468,567	0
	Total		2,321,840	0
Mark C. McGivney	Qualified Retirement Plan	9.7	293,845	0
	Benefit Equalization Plan	9.7	292,246	0
	Supplemental Retirement Plan	9.7	123,113	0
	Total		709,204	0
Julio A. Portalatin (3)	Qualified Retirement Plan	4.9	212,744	0
	Benefit Equalization Plan	4.9	531,055	0
	Supplemental Retirement Plan	4.9	184,858	0
	Total		928,657	0
John Q. Doyle	None
Peter J. Beshar (3)	Qualified Retirement Plan	12.2	442,898	0
	Benefit Equalization Plan	12.2	1,077,658	0
	Supplemental Retirement Plan	12.2	379,457	0
	Total		1,900,013	0

(1)	Represents years of benefit accrual service as of December 31, 2016. Mr. Glaser’s 19.0 years of service includes 9.9 years of service for his prior period of service with Marsh from July 1982 through May 1992.
(2)	Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years for all of the named executive officers, are included in footnote 7 to the Company’s audited financial statements for the fiscal year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2017 was $1,819,466 for Mr. Glaser, $814,485 for Mr. McGivney, $765,530 for Mr. Portalatin and $1,504,503 for Mr. Beshar. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by SEC rules.
(3)	Mr. Glaser, Mr. Portalatin and Mr. Beshar are eligible for an early retirement benefit. Their early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section on page 50.

48          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Nonqualified Deferred Compensation Table

The Company maintains the Supplemental Savings & Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan. Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment. After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Effective January 1, 2017, eligible participants who are employed by an eligible participating company and have completed one year of service receive a 4% fixed company credit with respect to their base salary over the Internal Revenue Service limit on compensation that may be considered under the Company’s 401(k) Savings & Investment Plan, whether or not they elect to make employee deferrals to the SSIP. Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts after their employment ends, including upon retirement, death or disability in a lump sum or annual installments over 2 to 15 years. All of the named executive officers are eligible to participate in the SSIP.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daniel S. Glaser	69,600	56,533	196,339	0	1,146,049
Mark C. McGivney	29,000	33,600	72,890	0	442,810
Julio A. Portalatin	43,409	41,700	77,065	0	426,284
John Q. Doyle	0	24,533	(475)	0	24,059
Peter J. Beshar	32,000	35,867	185,024	0	1,233,937

(1)	Amounts reported in this column are also reported in the “All Other Compensation” column in the “2017 Summary Compensation Table” on page 39.
(2)	Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2017 Summary Compensation Table” on page 39.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          49

Executive Compensation (Continued)

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment, including following a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 29, 2017, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 29, 2017 ($81.39 per share), the last trading day of 2017.

The employment letter for each named executive officer provides that he will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified benefits upon death or “disability” (as described in “Termination of Employment” below).

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on a participant having executed a waiver and release of claims (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 31, 2017.

The terms and conditions of equity-based awards provide for full or pro rata vesting in the event of death, disability and specified terminations of employment.

As of December 31, 2017, Mr. Glaser, Mr. Portalatin and Mr. Beshar were eligible to commence benefit payments under the Company’s defined benefit retirement program upon an early retirement.

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (3) (4) (5)	Total ($) (6)
Daniel S. Glaser	Involuntary termination without cause	9,833,333	10,052,723	19,326,082	339,234	16,137	39,567,510
	Involuntary termination without cause or termination for good reason following a change in control	8,333,333	16,357,762	19,326,082	463,438	16,137	44,496,752
	Death	2,800,000	16,357,762	19,326,082	463,438	0	38,947,282
	Disability	2,800,000	18,950,441	19,326,082	504,475	0	41,580,997
	Early Retirement	0	10,052,723	19,326,082	339,234	0	29,718,039
Mark C. McGivney	Involuntary termination without cause	3,650,000	1,276,358	0	39,069	17,591	4,983,018
	Involuntary termination without cause or termination for good reason following a change in control	3,200,000	2,298,047	1,989,406	59,008	17,591	7,564,052
	Death	1,200,000	2,298,047	1,989,406	59,008	0	5,546,461
	Disability	1,200,000	2,708,822	1,989,406	64,882	0	5,963,110
Julio A. Portalatin	Involuntary termination without cause	6,275,000	2,599,108	4,722,136	82,739	12,266	13,691,250
	Involuntary termination without cause or termination for good reason following a change in control	6,000,000	5,076,294	4,722,136	117,968	12,266	15,928,664
	Death	2,250,000	5,076,294	4,722,136	117,968	0	12,166,399
	Disability	2,250,000	5,727,170	4,722,136	128,166	0	12,827,472
	Early Retirement	0	2,457,083	4,722,136	82,085	0	7,261,304
John Q. Doyle	Involuntary termination without cause	5,750,000	1,080,127	0	20,255	15,113	6,865,495
	Involuntary termination without cause or termination for good reason following a change in control	5,000,000	3,217,672	1,703,249	47,377	15,113	9,983,412
	Death	2,250,000	3,217,672	1,703,249	47,377	4,302	7,222,600
	Disability	2,250,000	3,666,375	1,703,249	53,223	4,302	7,677,149

50          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (3) (4) (5)	Total ($) (6)
Peter J. Beshar	Involuntary termination without cause	3,800,000	2,320,999	4,539,053	79,408	5,938	10,745,397
	Involuntary termination without cause or termination for good reason following a change in control	3,150,000	3,728,720	4,539,053	107,589	5,938	11,531,299
	Death	950,000	3,728,720	4,539,053	107,589	0	9,325,362
	Disability	950,000	4,288,358	4,539,053	116,582	0	9,893,992
	Early Retirement	0	2,320,999	4,539,053	79,408	0	6,939,459

(1)	The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($) (c)
Mr. Glaser	Involuntary termination without cause	1,400,000	4,133,333	5,533,333	1	5,533,333	4,300,000	9,833,333
	Involuntary termination without cause or termination for good reason following a change in control	1,400,000	4,133,333	5,533,333	1	5,533,333	2,800,000	8,333,333
	Death	N/A	N/A	N/A	0	0	2,800,000	2,800,000
	Disability	N/A	N/A	N/A	0	0	2,800,000	2,800,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0
Mr. McGivney	Involuntary termination without cause	750,000	1,250,000	2,000,000	1	2,000,000	1,650,000	3,650,000
	Involuntary termination without cause or termination for good reason following a change in control	750,000	1,250,000	2,000,000	1	2,000,000	1,200,000	3,200,000
	Death	N/A	N/A	N/A	0	0	1,200,000	1,200,000
	Disability	N/A	N/A	N/A	0	0	1,200,000	1,200,000
Mr. Portalatin	Involuntary termination without cause	1,000,000	2,750,000	3,750,000	1	3,750,000	2,525,000	6,275,000
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	2,750,000	3,750,000	1	3,750,000	2,250,000	6,000,000
	Death	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Disability	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0
Mr. Doyle	Involuntary termination without cause	1,000,000	1,750,000	2,750,000	1	2,750,000	3,000,000	5,750,000
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	1,750,000	2,750,000	1	2,750,000	2,250,000	5,000,000
	Death	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Disability	N/A	N/A	N/A	0	0	2,250,000	2,250,000
Mr. Beshar	Involuntary termination without cause	800,000	1,400,000	2,200,000	1	2,200,000	1,600,000	3,800,000
	Involuntary termination without cause or termination for good reason following a change in control	800,000	1,400,000	2,200,000	1	2,200,000	950,000	3,150,000
	Death	N/A	N/A	N/A	0	0	950,000	950,000
	Disability	N/A	N/A	N/A	0	0	950,000	950,000
	Early Retirement	N/A	N/A	N/A	0	0	0	0

(a)	Reflects amounts payable by the Company in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.
(b)	“Pro Rata Bonus” amounts, if any, are payable by the Company at the same time as annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.
(c)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

(2)	Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2017. The values for 2015, 2016 and 2017 PSU awards depend on the termination reason. For certain events such as retirement, the values are based on results as determined by the Compensation Committee and target performance for the remaining years of the award period for each award. For events in which the vesting of equity-based awards accelerates, such as death, the values are based on performance for abbreviated award periods.
(3)	Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months following certain terminations of employment. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.
(4)	The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).
(5)	Mr. Glaser, Mr. Portalatin and Mr. Beshar are eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 47. If Mr. Glaser, Mr. Portalatin and Mr. Beshar had retired from the Company effective December 31, 2017, the present value of their accumulated pension benefits would have been $2,272,545, $924,680 and $1,824,333, respectively. In addition, Mr. Glaser, Mr. Portalatin and Mr. Beshar would have been entitled to payment of their account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP. These amounts are not reflected in the total set forth in this column.
(6)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          51

Executive Compensation (Continued)

TERMINATION OF EMPLOYMENT

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to eligible employees upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to eligible U.S. retirees;

•	distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. defined benefit retirement program is described in the “Defined Benefit Retirement Program” section on page 47);

•	distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “Nonqualified Deferred Compensation Table” section on page 49); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including, but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as: (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

CHANGE IN CONTROL

As described in the “Change-in-Control Arrangements” section on page 34, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

The change-in-control provisions included in our Senior Executive Severance Pay Plan also require both “double-trigger” events to occur for payments and benefits to be provided.

We do not provide change-in-control excise tax reimbursements to any of our senior executives under any plan or arrangement.

Cash severance payments are not eligible for any tax reimbursement benefit.

52          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Executive Compensation (Continued)

We use the same definition of “change in control” in the equity incentive plans and the Senior Executive Severance Pay Plan.

The definitions of “cause” and “good reason” in equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

RESTRICTIVE COVENANTS

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Glaser, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          53

Audit

Item 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989. The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its chairman are directly involved in the review and approval of Deloitte & Touche’s lead audit partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2018 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2017. A Deloitte & Touche representative will be present at the 2018 annual meeting of stockholders and will have an opportunity to make a statement and to answer your questions.

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote FOR this proposal.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2017 and 2016, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)
	2017	2016
Audit Fees	$20,346	$19,387

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2017 and 2016, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	2,846	2,593
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	1,155	3,004
Includes tax compliance and other services not related to the audit.
All Other Fees	15	55
Includes consulting fees related to outsourcing projects.
Total	$24,362	$25,039

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant rules and regulations relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an

54          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Audit (Continued)

engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual Audit Committee budget approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair, or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the five directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2017, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2017, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (formerly AS No. 16) (Communications with Audit Committees) and Rule 2-07 of SEC Regulation S-X. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC. The Committee has also selected Deloitte & Touche as the Company’s independent registered public accounting firm for 2018. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Bruce P. Nolop (Chair)	Marc D. Oken
Anthony K. Anderson	Lloyd M. Yates
Elaine La Roche

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          55

Approval of Additional ESPP Shares

Item 4 — Approval of Additional Shares for the Marsh & McLennan Companies 1999 Employee Stock Purchase Plan and Irish Savings Related Share Option Scheme

•  Stockholders are being asked to approve an additional 5 million shares for two of the Company’s broad-based stock purchase plans.

•  The Board of Directors has reduced the number of shares available for issuance under two other stock purchase plans by 6 million.

•  Thus, if the additional shares are approved, the effect of the share adjustments would be a net decrease of 1 million shares available under these four stock purchase plans.

The Board of Directors recommends that you vote FOR this proposal.

Overview

The Board of Directors has determined that it would be in the best interests of the Company and our stockholders to adjust the share authorizations for four of the Company’s stock purchase plans, resulting in a net decrease of 1 million shares. The Board of Directors:

•	has reduced the shares available in the Stock Purchase Plan for International Employees (the “International Plan”) and the Save as You Earn Plan (U.K.) (the “UK SAYE”) by a total of 6 million shares; and

•	is recommending amendments to increase the number of shares available for issuance under the 1999 Employee Stock Purchase Plan (the “US Plan”) and the Irish Savings Related Share Option Scheme (the “Irish SAYE”) by a total of 5 million shares to allow employees to continue to purchase shares under the plans.

The Board of Directors is asking our stockholders to approve the US Plan and Irish SAYE, as amended, to increase the number of shares available under the US Plan by 4.75 million shares and the Irish SAYE by 250,000 shares.

Background

The Company maintains stock purchase plans that allow employees to purchase shares of the Company’s common stock at a discount through payroll deductions. The US Plan, which was last approved by stockholders at the 1999 annual meeting, is a tax-qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The US Plan is a broad-based plan that is available to employees primarily in the United States. The Irish SAYE, also a broad-based plan, is available to employees of local Irish subsidiaries of the Company pursuant to Irish law. Both plans allow employees to purchase shares of the Company’s common stock at a 5% discount from the fair market value of a share of the Company’s common stock.

Adjustments to the shares available for the US Plan and Irish SAYE were last approved in 2007 and 1999, respectively. It has been determined that the US Plan and Irish SAYE may have insufficient share availability to satisfy employee purchases after 2018 and that there are more shares available in the International Plan and the UK SAYE than are reasonably expected to be used in the foreseeable future.

Description of the US Plan

The following is a summary of the material features of the US Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the US Plan, which, as proposed to be amended, is attached to this proxy statement as Exhibit C. The change to the US Plan is limited to adjusting the available shares stated in Section 4.a.

Eligibility. In general, US employees of the Company and its subsidiaries are eligible to participate in the US Plan. Employees whose customary employment is less than 20 hours per week or who have been employed for less than six months are not eligible to participate in the US Plan. No employee may be granted an option under the US Plan if immediately after the option is granted, the employee would own 5% or more of the total combined voting power or value of the common stock of the Company or any subsidiary. Approximately 23,000 employees are currently eligible to participate in the US Plan.

56          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Approval of Additional ESPP Shares (Continued)

Shares Available Under the US Plan. The US Plan currently permits the issuance of 35.6 million shares of the Company’s common stock, subject to adjustment in the event of certain corporate events. As of March 6, 2018 the shares remaining in the US Plan were 1,230,445. Shares deliverable under the US Plan may consist of treasury shares, shares purchased on the open market or from private sources or newly issued shares. As of March 6, 2018, the fair market value of a share of the Company’s common stock was $83.10.

Administration. The US Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has the authority to define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the US Plan and to make all other determinations necessary or advisable for administering the US Plan.

Adjustments; Change in Control. In the event of any change in the Company’s common stock through recapitalization, merger, stock dividend or split, combination or exchanges of shares or otherwise, the Compensation Committee may make such equitable adjustments to the US Plan and the then outstanding offerings as deemed necessary and appropriate. In the event of a change in control of the Company (as defined in the US Plan), if the Compensation Committee determines that the operation or administration of the US Plan could prevent participants from obtaining the benefit of the timely exercise of their options under the US Plan, the US Plan may be terminated in any manner deemed to provide equitable treatment to participants.

Participation. The US Plan allows eligible employees to purchase shares of the Company’s common stock at the end of each quarter during the US Plan’s 12-month offering period. The basis of participation in the US Plan is the decision by eligible employees to enroll by electing to have between 1% and 15% of their base compensation withheld and credited to their accounts for the purchase of shares at the end of each quarterly purchase period. No participant is permitted to purchase more than $25,000 worth of shares during any calendar year, determined based on the fair market value of the Company’s common stock at the beginning of the offering period. At the end of each quarter, amounts credited to the participant’s account (including any interest credited) are used to purchase shares. The purchase price per share is 95% of the fair market value of a share of the Company’s common stock on the purchase date, which is generally the last business day of each quarter.

During each 12-month offering period, payroll deductions may be changed up to two times. A participant may discontinue his or her participation in the US Plan in one of two ways:

(1)	stop contributing to the US Plan, in which case the participant’s accrued contributions, plus any interest credited, will be used to purchase shares at the end of that quarter, or

(2)	withdraw his or her contributions, plus any interest credited, after electing to stop contributing to the US Plan and before the payroll processing deadline, which is generally eight business days prior to the final pay date in the quarter.

A participant who stops contributing to the US Plan may not resume contributions or participate in any remaining purchases during that 12-month offering period. Upon termination of employment, all amounts credited to a participant’s account will be refunded to the participant or his or her estate (in the case of death).

Non-transferability. A participating employee’s rights under the US Plan may not be transferred or assigned to any other person during the employee’s lifetime. After shares are issued under the US Plan and credited to the employee’s brokerage account under the plan, such shares may be assigned or transferred in the same manner as any other shares.

Amendment or Termination of the US Plan. The Board of Directors has the right to amend or terminate the US Plan as it may deem advisable. Stockholder approval will be obtained for a plan amendment that requires stockholder approval.

New Plan Benefits. Because benefits under the US Plan depend on employees’ elections to participate and the fair market value of the shares of the Company’s common stock at various future dates, future benefits that will be received by participants in the US Plan are not currently determinable.

US Federal Income Taxation. The following discussion is a general summary of the material US federal income tax consequences of participation in the US Plan by individuals subject to US income tax. This summary is required to be included under US federal securities law and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under US federal tax laws.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          57

Approval of Additional ESPP Shares (Continued)

The US Plan is a tax-qualified stock purchase plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, a participant subject to US federal income taxation will not realize income at the time the offering period or purchase period commences or at the time a share is purchased. If a participant sells or otherwise disposes of shares more than two years from the first day of the offering period in which they were purchased at a price that is greater than the purchase price, the participant will recognize ordinary income in an amount generally equal to the lesser of: (i) an amount equal to 5% of the fair market value of shares at the first day of the offering period or (ii) the amount, if any, that the sale price exceeds the purchase price. If a participant sells or otherwise disposes of shares within two years of the first day of the offering period, the participant will generally recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares as of the time such shares were purchased and the purchase price of such shares. The participant’s basis in such shares purchased will be equal to the fair market value of such shares. If the participant disposes of such shares, then any gain or loss computed with reference to such basis will be a capital gain or loss, either short- or long-term, depending on the holding period for such shares.

The Company is not entitled to a deduction with respect to shares purchased by participants under the US Plan, unless the participant disposes of the shares prior to the expiration of the holding periods described above. In such case, the Company will generally be entitled to a deduction to the extent that income is recognized upon a sale or disposition of shares prior to the expiration of the holding periods.

Description of the Irish SAYE

The following is a summary of the material features of the Irish SAYE. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Irish SAYE, which is attached to this proxy statement as Exhibit D. The change to the Irish SAYE is limited to adjusting the available shares stated in Section 5.1.

Eligibility. In general, employees of an Irish SAYE participating company are eligible to participate in the Irish SAYE. Employees must have completed six months of service with a participating company as of October 1 of any given year, be taxable as employees in the Republic of Ireland and not have given notice of termination of their employment to be eligible to participate in the Irish SAYE. Approximately 630 employees are currently eligible to participate in the Irish SAYE.

Shares Available Under the Irish SAYE. The Irish SAYE currently permits the issuance of 170,000 shares of the Company’s common stock, subject to adjustment in the event of certain corporate events. As of March 6, 2018 the shares remaining in the Irish SAYE were 13,188. Shares deliverable under the Irish SAYE may consist of treasury shares, shares purchased on the open market or from private sources or newly issued shares. As indicated above, as of March 6, 2018, the fair market value of a share of the Company’s common stock was $83.10.

Administration. The Irish SAYE is administered by the Compensation Committee of the Company’s Board of Directors, whose decisions on all disputes are final.

Adjustments; Change in Control. In the event of any change in the Company’s common stock through recapitalization or rights issue or any consolidation, sub-division or reduction or otherwise, the number of shares subject to any option and the option price for each of those shares shall be adjusted in any manner the Compensation Committee confirms to be fair and reasonable, provided that the amount payable on exercise is not materially changed or increased, the option price is not reduced below its nominal value, prior approval of the Irish Revenue Commissioners is given and, following the adjustment, the shares continue to satisfy the requirements of Irish law. In the event of a change in control of the Company, options under the Irish SAYE generally remain exercisable for six months following certain specified events.

Participation. The Irish SAYE allows eligible employees to apply for a grant of options to purchase shares of the Company’s common stock by entering into a savings contract for an offering period of three or five years. Eligible employees receive an invitation that specifies the option price of the shares that may be acquired through the plan. The basis of participation in the Irish SAYE is the decision by eligible employees to enroll by electing to have an amount between €12 and the maximum contribution (in multiples of €1), withheld and credited to the employee’s account for the purchase of shares. At the end of an offering period, participants may elect to receive their contributions plus any interest in cash or use that amount to acquire shares at a discounted purchase price that is no less than 95% of the fair market value of the Company’s common stock at the beginning of the offering period.

Non-transferability. A participating employee’s rights under the Irish SAYE may not be transferred or assigned.

58          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Approval of Additional ESPP Shares (Continued)

Amendment or Termination of the Irish SAYE. The Compensation Committee has the right to amend the Irish SAYE provided that (1) no amendment materially affects a previously-granted option, (2) no amendment makes the terms on which options are granted materially more generous or increases the authorized shares available for issuance without stockholder approval and (3) no amendment is made without the prior approval of the Irish Revenue Commissioners.

New Plan Benefits. Because benefits under the Irish SAYE depend on employees’ elections and the fair market value of the shares at various future dates, future benefits that will be received by participants in the Irish SAYE are not currently determinable.

US Federal Income Taxation. The following discussion is a general summary of the material US federal income tax consequences of participation in the Irish SAYE by individuals subject to US income tax. This summary is required to be included under US federal securities law and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances and will apply only with respect to any Irish SAYE participants who may become subject to US federal income taxation. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under US federal tax laws. Under the Internal Revenue Code, a participant subject to US federal income taxation will not realize income at the time the Irish SAYE option is granted. When the shares purchased under the Irish SAYE are transferred to the participant, he or she will be required to include in income, as compensation for the year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The participant’s basis in such shares purchased will be equal to the fair market value of such shares.

The Company is not entitled to a deduction with respect to either the grant of an Irish SAYE option or at the time shares are purchased by participants under the Irish SAYE.

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Additional Information

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by each director and each named executive officer (as defined in the “Compensation Discussion and Analysis” section beginning on page 22). The table also shows the number of shares beneficially owned by all directors and executive officers of the Company as a group. These common stock holdings are as of February 28, 2018, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of December 31, 2017. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than five percent of our outstanding shares.

	Amount and Nature of Beneficial Ownership(1)
Name	Sole Voting and Investment Power	Other than Sole Voting and Investment Power(2)	Total
Anthony K. Anderson	1,000	2,813	3,813
Peter J. Beshar	251,424	1,034,584	1,286,008
John Q. Doyle	2,659	68,441	71,100
Oscar Fanjul	79,006	—	79,006
Daniel S. Glaser	320,296	2,481,055	2,801,351
H. Edward Hanway	24,233	—	24,233
Deborah C. Hopkins	—	3,121	3,121
Elaine La Roche	11,914	5,392	17,306
Mark C. McGivney	33,678	85,394	119,072
Steven A. Mills	31,651	—	31,651
Bruce P. Nolop	34,143	—	34,143
Marc D. Oken	40,120	11,235	51,355
Julio A. Portalatin	69,994	484,972	554,966
Morton O. Schapiro	8,554	59,240	67,794
Lloyd M. Yates	26,650	—	26,650
R. David Yost	18,759	22,628	41,387
All directors and executive officers as a group(3)	1,065,073	4,797,302	5,862,375

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Additional Information (Continued)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2017
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	38,689,381	7.60%
Wellington Management Group LLP(5) 280 Congress Street Boston, MA 02210	35,952,710	7.04%
The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	35,635,569	6.98%
T. Rowe Price Associates, Inc.(7) 100 E. Pratt Street Baltimore, MD 21202	35,457,835	6.90%

(1)	No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 1.16% of the Company’s outstanding common stock.
(2)	This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•	Marsh & McLennan Companies common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Anderson, 2,813 shares; Mr. Beshar, 15,169 shares; Mr. Doyle, 30,707; Mr. Glaser, 70,981 shares; Ms. Hopkins, 3,121 shares; Ms. La Roche, 5,392 shares; Mr. McGivney, 12,941 shares; Mr. Portalatin, 30,392 shares; Mr. Schapiro, 59,240 shares and Mr. Yost, 22,628 shares; and all directors and executive officers as a group, 304,407 shares; and

•	Shares of Marsh & McLennan Companies common stock which may be acquired on or before April 30, 2018 through the exercise of stock options as follows: Mr. Beshar, stock options totaling 1,019,415 shares; Mr. Doyle, stock options totaling 37,734; Mr. Glaser, stock options totaling 2,410,074 shares; Mr. McGivney, stock options totaling 72,453 shares; Mr. Portalatin, stock options totaling 454,580 shares; and all directors and executive officers as a group, stock options totaling 4,481,038 shares.

(3)	This group includes the individuals listed in this table, plus four additional executive officers.
(4)	Based solely on a review of Amendment No. 3 to the Schedule 13G Information Statement filed on January 25, 2018 by BlackRock, Inc. (“BlackRock”). The Schedule 13G discloses that BlackRock in its capacity as a parent holding company or control person had sole voting power as to 34,078,273 shares and sole dispositive power as to 38,689,381 shares.
(5)	Based solely on a review of Amendment No. 9 to the Schedule 13G Information Statement jointly filed on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The Schedule 13G discloses that (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP in their capacity as parent holding companies or control persons had shared voting power as to 12,958,161 shares and shared dispositive power as to 35,952,710 shares; and (ii) Wellington Management Company LLP in its capacity as investment adviser had beneficial ownership as to 34,302,161 shares, which is 6.72% of MMC stock outstanding as of December 29, 2017, shared voting power as to 12,055,539 shares and shared dispositive power as to 34,302,161 shares.
(6)	Based solely on a review of Amendment No. 3 to the Schedule 13G Information Statement filed on February 9, 2018 by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard in its capacity as investment adviser had sole voting power as to 734,518 shares; shared voting power as to 114,574 shares; sole dispositive power as to 34,806,299 shares; and shared dispositive power as to 829,270 shares.
(7)	Based solely on a review of Amendment No. 8 to the Schedule 13G Information Statement filed on February 14, 2018 by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G discloses that Price Associates in its capacity as investment adviser had sole voting power as to 10,399,255 shares and sole dispositive power as to 35,436,235 shares.

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Additional Information (Continued)

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2017, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by stockholders	15,340,509	(4)	$48.29	22,317,157	(5)
Equity compensation plans not approved by stockholders	630,855	(6)	$25.93	8,686,512	(7)
Total	15,971,364		$47.39	31,003,669

(1)	This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2000 Senior Executive Incentive and Stock Award Plan, 2000 Employee Incentive and Stock Award Plan and 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.
(2)	The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions with interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 490,820 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2018 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 239,019 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet in each of notes (5) and (7) below.
(3)	The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below.
(4)	Includes 5,546,424 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to employees whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.
(5)	Includes the following:

•	2,491,910 shares available for future purchases under the Stock Purchase Plan for International Employees (previously included with non-stockholder-approved plans) and 1,353,166 shares available for future purchases under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. Employees may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus any interest accumulated during the respective quarter.

•	15,435,884 shares available for future awards under the 2011 Incentive and Stock Award Plan. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered, including shares surrendered to satisfy withholding tax on restricted stock unit distributions.

•	2,675,806 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	360,391 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)	Includes 224,238 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.
(7)	Includes the following:

•	8,512,744 shares available for future purchases under the Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme (2001).

•	173,768 shares available for future purchases under the Share Participation Schemes for employees in Ireland.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

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Additional Information (Continued)

Stock Purchase Plan for French Employees, Save As You Earn Plan (U.K.) and Irish Savings Related Share Option Scheme (2001). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the U.K. and Irish Plans, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes for employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax. Scheme shares may be provided from treasury shares or open market purchases.

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Additional Information (Continued)

CEO Pay Ratio

The ratio of the annual total compensation for our CEO compared to the annual total compensation of our median employee for fiscal year 2017 is 277, as calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

The ratio for fiscal year 2017 is based on the annual total compensation of the Company’s median employee (excluding the CEO) and the CEO (as disclosed in the 2017 Summary Compensation Table in this proxy statement), as follows:

●	Median employee:	$61,318

●	CEO:	$17,011,341

We identified the median employee based on total cash compensation, including base salary for 2017 and cash incentive compensation for 2016, for all individuals, excluding our CEO, who were employed by the Company (including our consolidated subsidiaries) on the median employee determination date (December 5, 2017).

Our total number of employees on the median employee determination date, including U.S. and non-U.S. employees, was approximately 66,900.

We annualized the base salary of regular full-time and part-time employees hired in 2017 and of employees on a leave of absence. We did not annualize the base salary of temporary employees.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the Company’s budgeted currency exchange rates for 2017 for base salary and 2016 for cash incentive compensation.

From the set of employees who had identical total cash compensation based on the methodology above, we selected a full-time U.S. employee as our median employee.

After identifying the median employee, we calculated annual total compensation for that employee using the same methodology used to calculate the amount reported for our named executive officers in the “Total” column of the 2017 Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. All Section 16(a) filing requirements applicable to such individuals were complied with in 2017.

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Additional Information (Continued)

Transactions With Management and Others

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related Person Transactions” appearing on page 4 of this proxy statement for more information. Under SEC rules, we are required to disclose certain transactions involving $120,000 or more between the Company or its subsidiaries and our directors, executive officers or their family members.

Daniel S. Glaser is President and Chief Executive Officer of the Company. Gary Glaser, Daniel Glaser’s brother, is a senior manager in Mercer’s investments business. In that capacity, Gary Glaser conducts research on external investment management products, which is used in connection with the provision of investment services to Mercer’s clients. Gary Glaser received compensation totaling approximately $228,000 in 2017. Zachary Scott, an Oliver Wyman employee since 2011, became Daniel Glaser’s son-in-law in 2015. Mr. Scott is a principal based in London, and his compensation expressed in U.S. dollars totaled approximately $205,900 in 2017.

Peter C. Hearn is President and Chief Executive Officer of Guy Carpenter & Company. David A. Hearn, Peter Hearn’s brother, is an executive vice president and senior business development broker at Guy Carpenter. In 2017, David Hearn received compensation totaling approximately $1,760,800 as well as approximately $400,000 in payments subject to substantial recovery to make him whole for awards required to be repaid to his former employer.

Peter Zaffino was the Chairman of the Company’s Risk and Insurance Services segment and Chief Executive Officer of Marsh LLC, a subsidiary of the Company, until July 2017, when his employment with the Company ended. Garrett Benton is Mr. Zaffino’s brother-in-law and a senior vice president of Guy Carpenter. Mr. Benton received compensation totaling approximately $272,500 in 2017.

Marc Oken, a member of the Company’s Board of Directors, is the Managing Partner and co-Founder of Falfurrias Capital Partners, a private equity investment firm (“Falfurrias”). Falfurrias, through an affiliated fund, has owned a controlling interest in RegEd, Inc. (“RegEd”) since July 2015. RegEd is a private company that provides compliance management, education, licensing and registration services to insurance brokers, insurance carriers and broker dealers, including the Company and certain of its subsidiaries. In 2017, RegEd received approximately $1.3 million in fees and other compensation from the Company pursuant to arms-length agreements. In addition, Marsh was engaged during 2017 to place insurance on commercial terms in the ordinary course of Marsh’s business for several of Falfurrias’ portfolio companies and personal insurance for Mr. Oken, for which the Company received total payments of less than $400,000 in 2017.

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Additional Information (Continued)

Information About Our Annual Meeting and Solicitation of Proxies

WHY HAVE I RECEIVED A NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED COPIES OF THESE MATERIALS IN THE MAIL?

In order to reduce paper and postage costs, and in accordance with rules promulgated by the SEC, we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote. Stockholders who have elected to receive paper copies of the proxy materials will receive these materials by mail.

WHO CAN VOTE ON THE MATTERS BEING DECIDED AT THE ANNUAL MEETING?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of the close of business on March 19, 2018, which we refer to as the record date, is entitled to one vote, in person or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 508,306,867 shares of Marsh & McLennan Companies common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company (formerly, Wells Fargo Bank, N.A.), you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection at our principal executive offices at 1166 Avenue of the Americas, New York, New York for at least ten days prior to the annual meeting.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

HOW DO I VOTE?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without attending the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

YOU MAY VOTE IN THE FOLLOWING MANNER:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail

Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if you so choose, should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3); and to approve additional shares for the 1999 Employee Stock Purchase Plan and the Irish Savings Related Share Option Scheme (Item 4).

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Additional Information (Continued)

CAN I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting. If your shares are held in street name and you decide to vote in person at the annual meeting, you must obtain from your broker, bank or other intermediary record holder a valid proxy giving you the right to vote the shares, and bring that proxy to the meeting.

CAN I CHANGE MY VOTE?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting in person at the annual meeting or (iii) sending written notification of revocation addressed to: Marsh & McLennan Companies, Inc., Attn: Katherine J. Brennan—Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided; or, if you have obtained a legal proxy from your broker or other intermediary giving you the right to vote your shares, by attending the meeting and voting in person.

WHAT SHOULD I DO TO ATTEND THE ANNUAL MEETING?

Stockholders (of record or beneficial) and their proxy holders may attend the annual meeting by sending a request to AnnualMeeting@mmc.com with the following information: (i) your name and complete mailing address; (ii) the names of any family members who will accompany you; (iii) if you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and (iv) proof that you owned shares of the Company’s common stock as of March 19, 2018 (such as a letter from your bank or broker or a photocopy of your voting instruction form or Notice of Internet Availability of Proxy Materials).

Advance registration is available to registered and beneficial owners and must be requested no later than May 15, 2018. Please note that seating is limited and registration requests will be processed in the order they are received. You may also join us via live webcast on http://www.mmc.com.

In addition to registering in advance, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to be admitted to the annual meeting. Marsh & McLennan Companies colleagues wishing to attend the annual meeting may present their current employee identification card to be admitted.

If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership on March 19, 2018, such as an account statement or similar evidence of ownership.

For safety and security reasons, large bags, briefcases, packages, cameras, recording equipment or other electronic devices will not be permitted in the annual meeting. If you do not comply with the procedures outlined above for attending the annual meeting in person, we will not be able to admit you to the annual meeting.

Whether you hold shares as a stockholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

WHAT ARE THE REQUIREMENTS TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

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Additional Information (Continued)

WHAT ARE THE VOTING REQUIREMENTS TO ELECT DIRECTORS AND TO APPROVE THE OTHER PROPOSALS DISCUSSED IN THE PROXY STATEMENT?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s bylaws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. (See “Significance of Broker Nonvotes” below.)

Our Governance Guidelines address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 7.

Vote Required for Other Proposals

Proposal	Vote Required
Item 2—Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the shares entitled to vote and present in person or represented by proxy
Item 3—Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm
Item 4—Approval of Additional Shares for Two Stock Purchase Plans

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” each of the proposals.

Significance of “Broker Nonvotes”

The rules of the NYSE provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required but not provided, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters, but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1); the nonbinding vote to approve the compensation of our named executive officers (Item 2); and the approval of additional shares for two Marsh & McLennan Companies stock purchase plans (Item 4) are considered non-routine.

COULD ADDITIONAL MATTERS BE DECIDED AT THE ANNUAL MEETING?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

WHO CONDUCTS THE ANNUAL MEETING?

The independent chairman of the Board of Directors acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for discussion, comments and questions during the meeting.

WHO WILL COUNT THE VOTES AT THE ANNUAL MEETING?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

HOW MAY I OBTAIN ELECTRONIC DELIVERY OF PROXY MATERIALS IN THE FUTURE?

Most stockholders may elect to receive future proxy statements and annual reports electronically via e-mail or the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you may choose this electronic delivery option by following the instructions provided when you vote over the Internet. Active employees of the Company

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Additional Information (Continued)

who hold Marsh & McLennan Companies common stock in certain employee benefit plan accounts or are stockholders of record generally receive their proxy materials by electronic delivery to their business e-mail accounts.

If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Stockholders who receive their proxy materials electronically receive an e-mail message with instructions on how to access the proxy statement and annual report and vote. If you have chosen to receive proxy materials electronically, your choice will remain in effect until you revoke it.

HOW ARE MATERIALS PROVIDED TO STOCKHOLDERS SHARING THE SAME ADDRESS?

In order to reduce paper and postage costs, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

BENEFICIAL STOCKHOLDERS

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

HOW MAY I OBTAIN ANOTHER SET OF PROXY MATERIALS?

This proxy statement and our 2017 Annual Report can be viewed on (and printed from) our website at http://proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-0072 or write to: Marsh & McLennan Companies, Inc., Attn: Investor Relations, 1166 Avenue of the Americas, New York, New York 10036-2774

WHO WILL BEAR THE COST OF THIS PROXY SOLICITATION?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other employees at no additional compensation. We have retained Georgeson Inc. as our agent to assist in the proxy solicitation at a fee of approximately $11,000, plus expenses.

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Additional Information (Continued)

Submission of Stockholder Proposals and Other Items of Business for 2019 Annual Meeting

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR INCLUSION IN THE PROXY STATEMENT

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy statement and form of proxy for presentation at our 2019 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than November 30, 2018. The proposal must be sent to the attention of Katherine J. Brennan—Corporate Secretary and must comply with all relevant SEC requirements.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws. Notice of director nominations submitted under these proxy access bylaw provisions must be received no earlier than October 31, 2018 and no later than November 30, 2018. Director nominations submitted pursuant to the proxy access provisions of our bylaws must comply with all of the requirements of our bylaws.

OTHER STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS

Our bylaws set forth certain requirements that a stockholder must follow if the stockholder wants to nominate a person for election as director or propose an item of business (“other stockholder business”) at an annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record both at the time the relevant notice of proposal is submitted and at the time of the annual meeting and be entitled to vote at the annual meeting, and comply with certain notice procedures. In the case of other stockholder business, the business must otherwise be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s bylaws. The notice of proposal (nominating a person for election as director or proposing other stockholder business) also must comply with certain procedures regarding timeliness and form. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 17, 2019, and not later than 5:00 p.m. Eastern Time on February 16, 2019. The notice must be delivered to Katherine J. Brennan—Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774.

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Additional Information (Continued)

Exhibit A

Marsh & McLennan Companies, Inc.

Non-GAAP Measures

Twelve Months Ended December 31

(Millions) (Unaudited)

Overview

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as “GAAP” or “reported” results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

ADJUSTED OPERATING INCOME (LOSS) AND ADJUSTED OPERATING MARGIN

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the twelve months ended December 31, 2017 and 2016. The following tables also present adjusted operating margin. For the twelve months ended December 31, 2017 and 2016, adjusted operating margin is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue less, where applicable, the net gain on the deconsolidation of Marsh’s India subsidiary and the proceeds related to the disposal of Mercer’s U.S. defined contribution recordkeeping business.

(Millions) (Unaudited)	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2017
Operating income (loss)	$1,871	$1,174	$(189)	$2,856

Add impact of Noteworthy Items:
Restructuring (a)	11	19	10	40
Adjustments to acquisition related accounts (b)	—	3	—	3
Other Settlement, Legal and Regulatory (c)	15	—	—	15
Pension settlement charge (d)	47	7	—	54
Other	1	—	—	1

Operating income adjustments	74	29	10	113

Adjusted operating income (loss)	$1,945	$1,203	$(179)	$2,969

Operating margin	24.5%	18.2%	N/A	20.4%

Adjusted operating margin	25.5%	18.7%	N/A	21.2%

Twelve Months Ended December 31, 2016
Operating income (loss)	$1,753	$1,103	$(192)	$2,664

Add (Deduct) impact of Noteworthy Items:
Restructuring (a)	3	34	7	44
Adjustments to acquisition related accounts (b)	12	3	—	15
Disposal/deconsolidation of business (e)	(11)	(6)	—	(17)
Other	2	—	—	2

Operating income adjustments	6	31	7	44

Adjusted operating income (loss)	$1,759	$1,134	$(185)	$2,708

Operating margin	24.5%	18.1%	N/A	20.2%

Adjusted operating margin	24.7%	18.6%	N/A	20.5%

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Additional Information (Continued)

(a)	Includes severance and related charges from restructuring activities and the Mercer business restructure (initially announced in Q4 2016), adjustments to restructuring liabilities related to future rent under non-cancellable leases and other real estate costs, as well as restructuring costs related to the integration of recent acquisitions.
(b)	Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c)	Reflects the settlement of the final legacy litigation, originally filed in 2006, regarding Marsh’s use of market service agreements.
(d)	Pension settlement charge resulting from lump sum settlements elected by participants in certain U.K. pension plans. Recognition of these payments as a partial settlement was required because in each respective plan the lump sum payments exceeded the total of interest and service cost for the year.
(e)	Relates to a net gain on the deconsolidation of Marsh India and contingent proceeds related to the disposal of Mercer’s U.S. defined contribution recordkeeping business. The amounts are excluded from GAAP revenue in the calculation of adjusted operating margin.

ADJUSTED INCOME, NET OF TAX AND ADJUSTED EARNINGS PER SHARE

Adjusted income, net of tax is calculated as the Company’s GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables and the impact related to recently enacted U.S. tax reform legislation. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC’s average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the twelve months ended December 31, 2017 and 2016.

	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
(Millions) (Unaudited)		Amount	Diluted EPS		Amount	Diluted EPS
Income from continuing operations		$1,510			$1,795
Less: Non-controlling interest, net of tax		20			27

Subtotal		$1,490	$2.87		$1,768	$3.38
Operating income adjustments	$113			$44
Impact of income taxes	(28)			(21)

Subtotal	85			23
Impact of U.S. tax reform*	460			—

		545	1.05		23	0.04

Adjusted income, net of tax		$2,035	$3.92		$1,791	$3.42
*	The provisional estimates are based on the Company’s initial analysis of the Tax Cuts and Jobs Act (the “Act”). Given the significant complexity of the Act, anticipated guidance from the U.S. Treasury about implementing the Act, and the potential for additional guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board related to the Act, these estimates may be adjusted during 2018.

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Exhibit B

As discussed more fully in our “Compensation Discussion and Analysis—Financial Services and General Industry Surveys” on page 26, the Compensation Committee reviewed market data for executive compensation, effective March 1, 2017, compiled from two subsets of S&P 500® companies (as listed below) that participated in an executive compensation survey conducted by an independent compensation consulting firm.

FINANCIAL SERVICES SUBSET OF SURVEY PARTICIPANTS	GENERAL INDUSTRY SUBSET OF SURVEY PARTICIPANTS
AFLAC	Abbott Laboratories	Eli Lilly	Occidental Petroleum
Allstate	AbbVie	Entergy	ONEOK
American Express	Accenture	Estée Lauder	Pacific Gas & Electric
Anthem (Wellpoint)	Advanced Drainage Systems	Eversource Energy	Parker Hannifin
Arthur J Gallagher & Company	AFLAC	Exelon	PayPal
Capital One Financial	Air Products and Chemicals	Expedia	PPL
CBRE Global Investors	Allergan	FirstEnergy	Praxair
Charles Schwab	Allstate	FIS	Principal Financial Group
Chubb	Altria Group	Foot Locker	Progressive
Cigna	Ameren	Franklin Resources	Prudential Financial
Fifth Third Bancorp	American Electric Power	Freeport-McMoRan	Public Service Enterprise Group
Fiserv	American Express	Gap	Quest Diagnostics
Franklin Resources	Amgen	General Dynamics	Royal Caribbean Cruises
Hartford Financial Services Group	Anthem	General Mills	Schlumberger
Humana	Archer Daniels Midland	Hartford Financial Services Group	Sempra Energy
Lincoln Financial	Automatic Data Processing	HCA Healthcare	Sherwin-Williams
Loews	AutoZone	Henry Schein	Southern Company Services
MetLife	Ball	Hershey	Southwest Airlines
M&T Bank	Baxter	Hewlett-Packard Enterprise	Stanley Black & Decker
PayPal	Becton Dickinson	Hilton Worldwide	Starbucks
Principal Financial Group	Best Buy	Honeywell	Stryker
Progressive	Biogen	Hormel Foods	SunTrust Banks
Prudential Financial	Boston Scientific	Humana	Synchrony Financial
Regions Financial	Bristol-Myers Squibb	Ingersoll Rand	Sysco Corporation
S&P Global	Campbell Soup	International Paper	Target
SunTrust Banks	Capital One Financial	J.M. Smucker	TE Connectivity
Synchrony Financial	CarMax	Johnson Controls	Textron
Travelers	Carnival	Kellogg	Thermo Fisher Scientific
Unum	CBRE Global Investors	Kimberly-Clark	3M
U.S. Bancorp	Celgene	Kinder Morgan	Time Warner
	CenterPoint Energy	Kraft Heinz	TJX Companies
	CenturyLink	LBrands	Tractor Supply Company
	Charles Schwab	Lincoln Financial	Travelers
	Charter Communications	Loews	Tyson Foods
	Chubb	Lowe's	Union Pacific Corporation
	Cigna	L-3 Communications	United Continental Holdings
	CMS Energy	LyondellBasell	United Technologies Corporation
	Colgate-Palmolive	Marriott International	Universal Health Services
	ConAgra Foods	Masco	Unum
	Corning	MasterCard	UPS
	CSX	McDonald's	U.S. Bancorp
	Darden Restaurants	Medtronic	Valero Energy
	Delta Air Lines	MetLife	VF Corporation
	Discovery Communications	Micron Technology	Viacom
	Dollar Tree	Mondelez	Waste Management
	Dominion Energy	Monsanto	WestRock
	Dover	Mosaic	Weyerhaeuser
	Dow Chemical	Mylan	Whirlpool
	Dr Pepper Snapple Group	Newell Rubbermaid	Williams Companies
	Duke Energy	Newmont Mining	Wisconsin Energy
	DuPont	NextEra Energy Inc.	W.W. Grainger
	Eastman Chemical	Nike	Xcel Energy
	Eaton	Norfolk Southern	Yum! Brands
	Ecolab	Northrop Grumman	Zimmer Biomet
Edison International

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Additional Information (Continued)

Exhibit C

Amended and Restated Marsh & McLennan Companies 1999 Employee Stock Purchase Plan (as amended and restated on May 17, 2018)

1. Purpose. The purpose of the Plan is to provide eligible employees a convenient opportunity to purchase Stock through annual offerings financed by regular payroll contributions.

2. Definitions. The following terms, when used in the Plan, shall have the following meanings:

(a) “Base Compensation”—Base Compensation shall be an employee’s total compensation received during an offering period as determined under the Code for computing taxes for FICA purposes, including contributions made by the Company on behalf of each employee to any tax-qualified pension benefit plan pursuant to Section 401(k) of the Code, but shall exclude any bonus, incentive or other similar extraordinary remuneration received by such employee. In addition, “Base Compensation” shall include that portion of commissions earned by those employees of Putnam Investments, Inc. or its subsidiaries who are wholesalers or defined contribution plan sales representatives, which portion, for any such employee, when added to other compensation included in this definition, does not exceed $125,000, or such other figure as may subsequently be approved by the Committee.

(b) “Board”—The Board of Directors of MMC.

(c) “Code”—The Internal Revenue Code of 1986, as amended.

(d) “Committee”—The Compensation Committee of the Board.

(e) “Company”—MMC and its Subsidiaries.

(f) “Exchange Act”—The Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value”—Fair Market Value of a share of Stock on a given date shall be the average of the high and low prices of the Stock on the New York Stock Exchange, Inc. composite tape on such date, or if no sales of the Stock were made on said Exchange on that date, the average of the high and low prices of the Stock on the next preceding day on which sales were made on said Exchange.

(h) “MMC”—Marsh & McLennan Companies, Inc., a Delaware corporation.

(i) “Plan”—this Marsh & McLennan Companies 1999 Employee Stock Purchase Plan.

(j) “Stock”—Common stock, par value $1.00 per share, of MMC.

(k) “Subsidiary”—a corporation is a Subsidiary of MMC if it meets the test of Section 424(f) of the Code and the regulations promulgated thereunder.

3. Administration. The Plan shall be administered by the Committee which shall be composed of disinterested persons as such term is defined in the rules of the Securities and Exchange Commission, and whose actions and determinations on matters related to the Plan shall be conclusive. Subject to the express provisions of the Plan, the powers of the Committee include having the authority, in its discretion, to:

(a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan;

(b) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and

(c) for the avoidance of doubt, delegate any of its administrative authority to appropriate officers or managers of MMC to the extent permitted under applicable law.

4. Stock Subject to the Plan. (a) The aggregate number of shares of Stock which may be sold under the Plan shall not exceed 40.35 million (which reflects adjustments for the 2002 stock split, the 2007 10 million share reduction and the 2018 share increase).

(b) If the number of shares of Stock that participating employees become entitled to purchase is greater than the shares of Stock offered in a particular offering period or remaining available, the available shares of Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.

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Additional Information (Continued)

(c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate, including but not limited to changing the number of shares of Stock reserved under the Plan, and the price of the current offering.

(d) Shares of Stock which are to be delivered under the Plan may be obtained by MMC from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Any issuance of authorized but unissued Stock shall be approved by the Board or the Committee. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock. Fractional shares of Stock may be issued and sold under the Plan.

5. Eligibility. All employees of MMC or such of its Subsidiaries as shall be designated by MMC will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4) and (8) thereof) and regulations promulgated thereunder. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week or if he or she has been employed by the Company for less than six months. To the extent determined by either the Chief Executive Officer or the highest ranking human resource officer of MMC, such six month period may include periods of employment with a business prior to its acquisition by the Company. No employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the Stock of MMC or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

6. Offerings, Participation. (a) MMC may make one or more offerings of 12 months’ duration each, to eligible employees to purchase Stock under the Plan, and an eligible employee may participate in such offering at such time(s) as determined by the Committee by authorizing a payroll deduction for such purpose in terms of whole number percentages up to a maximum of fifteen percent (15%) of his or her Base Compensation. The Committee may at any time suspend an offering if required by law or the best interests of the Company. MMC’s obligation to sell and deliver Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

(b) Each participant in an offering may be requested to notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to the expiration of the holding periods set forth in Section 423(a) of the Code.

7. Deductions. (a) The Company will maintain payroll deduction accounts for all participating employees. The Committee shall determine whether to credit such accounts with interest, and, if so, the rate at which such interest shall be credited. Interest crediting may vary by Subsidiary provided the requirements of Section 423(b)(5) of the Code are satisfied. All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose.

(b) Subject to rules, procedures and forms adopted by or at the direction of the Committee, an employee may at any time increase, decrease or suspend his or her payroll deduction or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering.

(c) Any balance remaining in any employee’s payroll deduction account at the end of an offering period will be repaid to such employee.

(d) In the event of a participating employee’s retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s estate.

8. Purchase, Limitations. (a) Within the limitations of Section 8(d) below, each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many shares of Stock as the amount of the employee’s payroll deduction account at the end of any quarterly purchase period can purchase.

(b) As of the last day of each quarterly purchase period, the payroll deduction account of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above, the employee shall be deemed to have exercised an

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Additional Information (Continued)

option to purchase the largest number of shares of Stock (including fractional shares of Stock) at the price determined under Section 8(c) below; such employee’s account will be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the employee shall be deemed to have acquired the shares of Stock on that date. The registrar for MMC will make an entry on its books and records evidencing that such shares (including any partial share) have been duly issued as of that date.

(c) On or before the effective date of each offering, the Committee shall determine the purchase price of the shares of Stock which are to be sold under the offering or the formula for determining such price; provided, however, that no such price may be less than the amount equal to 95 percent of the Fair Market Value of the Stock at the time such option is exercised.

(d) No employee may be granted an option under the Plan which permits his or her rights to purchase Stock under the Plan, and any other stock purchase plan of MMC and its subsidiaries qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 (or such amount as may be adjusted from time to time under pertinent regulations of the Code) of the Fair Market Value of such Stock (determined at the effective date of the offering) for each calendar year in which the option is outstanding at any time. In addition, the maximum number of shares which a participating employee may purchase pursuant to any one offering period shall be the number of shares determined by (i) multiplying the amount of the participating employee’s Base Compensation as of the pay period immediately preceding the date he or she is first granted an option pursuant to such offering period by the number of pay periods from such date to the end of the offering period, and (ii) dividing that product by the Fair Market Value of a share of Stock on such date.

(e) None of the rights or privileges of a stockholder of MMC, including without limitation rights to vote and receive dividends, shall exist with respect to shares of Stock purchased under the Plan until the date on which the shares of Stock are deemed to be acquired pursuant to Section 8(b) above.

(f) (i) Notwithstanding anything in the Plan to the contrary, in the event of a change in control of the Company, if the Committee determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, the payment to each participating employee of the amount of contributions and interest credited, if any, to such participating employee’s account as of the date of the change in control, plus an additional amount determined by (A) calculating the number of full shares of stock that could have been purchased for the participating employee immediately prior to the change in control with such amount at the purchase price (determined under Section 8(c)) at the time the option is granted (the “Purchase Price”) and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per share of Stock in connection with the change in control of the Company.

(ii) For purposes of the Plan, a “change in control” of the Company shall have occurred if:

(A) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar

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Additional Information (Continued)

transaction) in which no “person” (as hereinabove defined) acquired more than 50% of the combined voting power of the Company’s then outstanding securities; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

9. No Transfer. (a) No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee.

(b) Book entry accounts, or certificates for Stock purchased under the Plan may be maintained, or registered, as the case may be, only in the name of the participating employee, or, if such employee so indicates on an appropriate form provided by the Company, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have such account maintained, or such certificates registered, in the employee’s name as tenant in common with a member of the employee’s family, without right of survivorship.

10. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at a meeting of stockholders of MMC to be held on May 20, 1999, or any adjournment thereof.

11. Amendment and Termination. Subject to the provisions of Section 4(b) above, the Plan shall terminate coincident with the completion of any offering under which the limitation on the total number of shares in Section 4(a) above has been reached. The Board may at any time terminate the Plan, or, subject to any stockholder approval requirements (such as provided in Section 423(b)(2) of the Code and any regulations promulgated thereunder or any stock exchange listing rule), make such amendment to the Plan as it may deem advisable.

12. Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws, to the extent not preempted by federal law.

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Additional Information (Continued)

Exhibit D

Rules of the Marsh & McLennan Companies, Inc. Irish Savings Related Share Option Scheme (2001)

1. DEFINITIONS

1.1	In these Rules the following words and expressions shall have the following meanings:

“Act”	the Taxes Consolidation Act, 1997.

“Adoption Date”	the date on which the Scheme is adopted by the Board.

“Appropriate Period”	has the meaning given to it in paragraph 16(2) of Schedule 12A, to the Act.

“Associated Company”	has the meaning assigned to it by paragraph 1(1) of Schedule 12A, to the Act.

“Auditors”	the auditors for the time being of the Company or in the event of there being joint auditors such one of them as the Company shall select.

“Board”	the Board of Directors of MMC or a Committee comprising of individuals designated by the Board or a duly appointed representative of the Board.

“Bonus Date”	has the meaning assigned to it by paragraph 18 of Schedule 12A , to the Act.

“Company”	Marsh & McLennan Companies, Inc. (MMC) whose head office is located at 1166 Avenue of the Americas, New York, NY 10036.

“Control”	has the meaning assigned to it in section 432 to the Act.

“Date of Grant”	the date on which the Board grants an Option in accordance with Rule 4.

“Eligible Employee”	means every person who:

i.	(a) is an employee of any Participating Company, including a full-time director, and

(b) is chargeable to tax in the Republic of Ireland under Schedule E in respect of that employment, and

(c) who has on 1st October of the relevant year completed 6 months service with any Participating Company or with an Associated Company, and,

(d) is not serving notice of termination of their contract of employment, or

ii.	is any other employee or director of a Participating Company, nominated by the Board to be an Eligible Employee,

provided, that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8, Schedule 12A to the Act.

“Exchange Rate”	on any date on which it falls to be determined, the average US Dollar for Euro spot rate quoted by the Company’s Bankers (being an Irish Clearing Bank) situated in Dublin at 11.00 am on such date.

“Market Value”	The Market Value of a Share on a given date shall be the average of the high and low prices of the MMC Share on the New York Stock Exchange, or if no sales of the Shares were made on said Exchange on that date, the average of the high and low prices of the Share on the immediately preceding business day.

78          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Additional Information (Continued)

“Maximum Contribution”	the lesser of:

	i	such maximum monthly contributions as may be permitted pursuant to paragraph 25 of Schedule 12A to the Act; or

	ii	such sum (being a multiple of €1 and not less than €12) as the Board decides shall apply to every Eligible Employee in respect of that invitation.

“MMC”	Marsh & McLennan Companies, Inc.

“Option”	a right to acquire Shares granted (or to be granted) in accordance with the Rules of the Scheme.

“Option Price”	the price at which each Share subject to an Option may be acquired on the exercise of that Option being subject to Rule 8, the higher of;

	i.	the nominal value of a share, or

	ii.	95% of the Market Value of a Share on the day set by the Board as reflected in the invitation to apply for that Option pursuant to Rule 2.

“Participating Company”	MMC and any other company (being either a company resident in the Ireland or which has a branch or office situated in Ireland) of which MMC has control and which has been nominated by the Company as a Participating Company.

“Scheme Rules”	The rules as contained in this document relating to the Marsh and McLennan Companies, Inc. Irish Savings Related Share Option Scheme.

“Savings Contract”	a contract under a certified contractual savings scheme, within the meaning of Schedule 12B, to the Act.

“The Scheme”	means the Marsh and McLennan Companies, Inc. Irish Savings Related Share Option Scheme constituted and governed by these rules as from time to time amended.

“Shares”	fully paid up ordinary shares of MMC, which comply with the provisions of paragraphs 11 to 15 inclusive, Schedule 12A to the Act.

“Specified Age”	age 60 years or such later age provided that this is not later than pensionable age (within the meaning of section 2 of the Social Welfare Consolidation Act 2005) at which the Option holder is bound to retire in accordance with his contract of employment.

“Subsisting Option”	an Option which has neither lapsed nor been exercised.

1.2	Words importing the singular shall include the plural, and vice versa, and importing the masculine shall include the feminine.

1.3	Any reference to any statute (or a particular Part, Chapter or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force, and any regulations made thereunder.

2. INVITATIONS TO APPLY FOR OPTIONS

2.1	The Board may invite every Eligible Employee to apply for the grant of an Option to acquire shares in MMC and to enter into a Savings Contract in accordance with the Scheme Rules. The Board may issue the invitations to apply for Options as soon as practicable after the Scheme has been adopted by the Company and after approval for the Scheme has been received from the Revenue Commissioners.

2.2	Each invitation shall specify:

i.	the date, not being less than 14 days after the issue of the invitation, by which the application may be made, and

ii.	the Option Price at which the Shares may be acquired on the exercise of any Option granted in response to the application, and

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Additional Information (Continued)

iii.	the maximum permitted aggregate monthly savings contribution being a multiple of €1 and not less than €12, (when taken together with any monthly contributions made under any other similar savings contract), will not exceed the Maximum Contribution.

2.3	Each invitation shall be accompanied by a proposal form for a Savings Contract, and an application form, which will provide for the applicant to state:

i.	the monthly savings contribution (being a multiple of €1 and not less than €12) which he wishes to make under the related Savings Contract, and

ii.	that his proposed monthly savings contribution, when added to any monthly savings contributions then being made under any other Savings Contract linked to an Option granted under the Scheme or any other savings related share option scheme approved by the Revenue Commissioners, will not exceed the Maximum Contribution, and

iii.	whether, for the purposes of determining the number of Shares over which an Option is to be granted, the repayment under the Savings Contract is to be taken as including any bonus payable,

and to authorise the Board to enter on the Savings Contract proposal form such monthly savings contribution, not exceeding the maximum stated on the application form, as shall be determined subject to rule 3 below.

2.4	Each application shall be deemed to be for an Option over the largest whole number of Shares which can be bought at the Option Price with the expected repayment under the related Savings Contract at the appropriate Bonus Date.

3. SCALING DOWN

3.1	If the Board receives valid applications for Options over an aggregate number of Shares which exceeds the limit determined pursuant to Rule 5 below in respect of that invitation, then the following steps shall be carried out successively to the extent necessary to eliminate the excess:

(i)	by treating an application for a 5 year Savings Contract as an application for a 3 year Savings Contract;

(ii)	by treating each election for a bonus as an election for no bonus;

(iii)	by reducing the proposed monthly contributions pro rata to the excess over such amount as the Board shall determine for this purpose not being less than the minimum monthly contribution permitted under the Savings Contract; or

(iv)	elimination or reduction shall be carried out on such basis as the Board, with the prior approval of the Revenue Commissioners, determine to be fair and reasonable.

3.2	If the number of Shares available is insufficient to enable an Option based on monthly contributions of the minimum amount permitted under the Savings Contract to be granted to each Eligible Employee making a valid application, the Board may, determine in its absolute discretion that no Options shall be granted.

3.3	If the Board so determines, the provisions in Rule 3.1 may be modified or applied in any manner as may be agreed in advance with the Irish Revenue Commissioners.

3.4	Each application shall be deemed to have been modified or withdrawn in accordance with the application of the foregoing provisions and the Board shall complete each Savings Contract proposal form to reflect any reduction in the monthly savings contribution resulting therefrom.

4. GRANT OF OPTIONS

4.1	No later than the thirtieth day or if Rule 3 applies the forty second day following the day on which the invitations were issued pursuant to Rule 2, the Board shall grant to each applicant who is still an Eligible Employee and is not precluded from participation in the Scheme by virtue of paragraph 8 of Schedule 12A to the Act, an Option over the number of Shares for which, pursuant to Rule 2.4 and subject to Rule 3, he is deemed to have applied.

As soon as possible after Options have been granted the Board shall issue an Option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

4.2	No Option may be transferred, assigned or charged, and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option certificate shall carry a statement to this effect.

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Additional Information (Continued)

4.3	Certificates for Shares purchased under the Scheme may be registered only in the name of the employee.

5. LIMITATIONS ON GRANTS

5.1	The aggregate number of Shares which may be made available under the Scheme shall not exceed 420,000.

5.2	The Board may, before issuing invitations on any occasion, determine a limit on the number of Shares, which are to be available in respect of that invitation in order to ensure that Shares remain available for subsequent invitations.

5.3	If the aggregate number of Shares with respect to which the Board receives valid applications for Options exceeds the limits determined pursuant to Rule 5.1 in respect of that invitation, the steps outlined at 3.1 shall be carried out.

5.4	No Option shall be granted to an Eligible Employee if the monthly savings contribution under the related Savings Contract, when added to the monthly savings contributions then being made under any other Savings Contract, would exceed the Maximum Contribution.

6. EXERCISE OF OPTIONS

6.1	Subject to Rule 9 any Subsisting Option may be exercised in whole or in part at any time following the earliest of the following events:

i.	the relevant Bonus Date if, on the day of exercise, the option holder is an employee or director of a Participating Company, or

ii.	the death of the Option holder, or

iii.	the Option holder ceasing to be a director or employee of any Participating Company by reason of injury, disability, redundancy within the meaning of the Redundancy Payments Acts, 1967 to 1991 or retirement on reaching the Specified Age, or

iv	the Option holder ceasing to be a director or employee of any Participating Company by reason only that:

(a)	the office or employment is in a company which the Company ceases to have Control, or

(b)	the office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company nor a company of which the Company has Control.

v.	the relevant Bonus Date, where an option holder holds an office or employment in a company which is not a Participating Company but which is

(a)	an Associated Company of the Company, or

(b)	a company of which the Company has Control.

vi.	the Option holder ceasing to be a director or employee of any Participating Company more than three years after the Date of Grant of the relative option for any reason/s determined by the Board provided that such reason/s shall then apply to all Eligible Employees.

6.2	An Option shall lapse on the earliest of the following events:

i.	except where the Option holder has died, the expiry of six months following the Bonus Date, or

ii.	where the Option holder died during the six months following the Bonus Date the first anniversary of the Bonus Date, or

iii.	where the Option holder has died before the Bonus Date, the first anniversary of his death, or

iv.	unless the Option holder has died, the expiry of six months after the Option has become exercisable by virtue of paragraph iii. of Rule 6.1, or

v.	the expiry of six months after the Option has become exercisable by virtue of paragraph (iv) or (vi) of Rule 6.1 or in accordance with Rule 7, or

vi.	the Option holder ceasing to be a director or employee of any Participating Company, howsoever that cessation occurs whether lawful or unlawful, in circumstances in which the Option does not become exercisable, or

vii.	the Option holder becoming bankrupt.

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Additional Information (Continued)

6.3	No person shall be treated for the purposes of this Rule 6 as ceasing to be employed by a Participating Company until he is no longer employed by the Company, any Associated Company or a company of which the Company has Control.

6.4	If an Option holder continues to be employed by a Participating Company after the date on which he reaches Specified Age he may exercise any Subsisting Option within six months following that date.

7. TAKE-OVERS AND LIQUIDATIONS

7.1	If any person obtains Control of the Company as a result of making:

i.	a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the person making the offer will have Control of the Company, or

ii.	a general offer to acquire all the shares in the Company which are of the same class as the Shares then any Subsisting Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2	If under section 201 of the Companies Act, 1963, the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may be exercised within six months of the Court sanctioning the compromise or arrangement.

7.3	If any person becomes bound or entitled to acquire shares in the Company, under section 204 of the Companies Act, 1963, any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

7.4	If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option holder may, by agreement with the other company (the “Acquiring Company”), within the Appropriate Period, release each Subsisting Option (the “Old Option”) for an Option (the “New Option”) which satisfies the conditions that it:

i.	is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 11, Schedule 12A to the Act, which satisfy the conditions specified in Paragraphs 11 to 15 inclusive, Schedule 12A to the Act, and

ii.	is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Old Option on its release, and

iii.	has a Option Price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option, and

iv.	is otherwise identical in terms to the Old Option.

This New Option shall, for all other purposes of the Scheme, be treated as having been acquired at the same time as the Old Option.

Where any New Options are granted pursuant to this Rule 7.4, Rules 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation to the New Options, be construed as if referring to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but references to Participating Company shall continue to be construed as if references to the Company were references to MMC.

7.5	If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

7.6	For the purposes of this Rule 7 other than Rule 7.4 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

7.7	The exercise of an Option pursuant to the preceding provisions of the Rule 7 shall be subject to the provisions of Rule 9 below.

7.8	Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted, the New Options shall not be exercisable in accordance with Rules 7.1, 7.2, and 7.3 above by virtue of the event by reason of which the New Options were granted.

82          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

Additional Information (Continued)

8. VARIATION OF SHARE CAPITAL

8.1	In the event of any variation in the share capital of the Company by way of capitalisation or rights issue or any consolidation, sub-division or reduction or otherwise, the number of Shares subject to any Option and the Option Price for each of those shares shall be adjusted in such manner as the Board confirms to be fair and reasonable provided that:

i.	the aggregate amount payable on the exercise of an Option in full is neither materially changed nor increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date, and

ii.	the Option Price for a Share is not reduced below its nominal value, and

iii.	no adjustment shall be made without the prior written approval of the Revenue Commissioners, and

iv.	following the adjustment the Shares continue to satisfy the conditions specified in Paragraphs 11 to 15 inclusive, Schedule 12A to the Act.

9. MANNER OF EXERCISE OF OPTIONS

9.1	No Option shall be exercised by an individual at any time when he is, or by the personal representatives of an individual who at the date of his death was, precluded by Paragraph 8, of Schedule 12A to the Act from participating in the Scheme

9.2	No Option shall be exercised at any time when the shares, which may thereby be acquired, are not Shares as defined in Rule 1.1.

9.3	An Option shall only be exercised over the number of Shares, which may be purchased with the sum obtained by way of repayment under the related Savings Contract.

9.4	An Option shall be exercised by the Option holder, or as the case may be, his personal representatives, giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (which shall not exceed the sum obtained by way of repayment under the related Savings Contract) and the relevant option certificate, and shall be effective on the date of its receipt by the Company.

9.5	Shares shall be transferred, allotted or issued pursuant to a notice of exercise within thirty days of the date of exercise. Save for any rights determined by reference to a date, preceding the date of transfer or allotment, such Shares shall rank pari passu with the other Shares of the same class in issue at that date of transfer or allotment.

9.6	When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance.

9.7	For the purposes of Rules 9.3 and 9.4 above, any repayment under the related Savings Contract shall exclude the repayment of any contribution, the due date for payment of which falls more than one month after the date on which the payment is due.

10. ADMINISTRATION AND AMENDMENT

10.1	The Scheme shall be administered by the Board whose decision on all disputes shall be final.

10.2	The Board may from time to time amend these Rules provided that:

i.	no amendment shall materially affect an option holder as regards an Option granted prior to the amendment being made, and

ii.	no amendment shall be made which would make the terms on which Options may be granted materially more generous or would increase the limit specified in Rule 5.1 without the prior approval of the Company in general meeting, and

iii.	no amendment shall be made without the prior written approval of the Revenue Commissioners.

10.3	The costs of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

10.4	Any notice or other communication under or in connection with the Scheme may be given in such manner as the Participating Company consider to be appropriate which may include by personal delivery, by email, IVR, internet

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement          83

Additional Information (Continued)

(electronic communication) or by post, items sent by post shall be pre-paid and shall be deemed to have been received seventy two hours after posting, in the case of a company to its registered office or to such other address notified for this purpose to the person giving the notice. Employees have given their consent to receiving information by electronic means.

10.5	MMC Shares which are to be delivered under the Scheme may be obtained through MMC from MMC’s treasury, by purchases on the open market or from private sources, or by issuing authorised but unissued Shares. Authorised but unissued Shares may not be delivered under the Scheme if the purchase price thereof is less than the par value of the Shares.

10.6	MMC shall at all times keep available sufficient authorised and unissued and/or treasury Shares to satisfy the exercise to the full extent still possible of all options which have neither lapsed nor been fully exercised, taking account of any other obligations of MMC to issue Shares.

10.7	The Board may at any time terminate the Scheme as it may deem advisable. On termination of the Scheme no other Options will be granted but in all other respects the provisions of the Scheme will remain in force.

11. GENERAL

11.1	All eligible employees shall be eligible to participate in the Scheme on similar terms.

84          Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2018 Proxy Statement

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MARSH & McLENNAN COMPANIES, INC.

1166 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 14, 2018 for shares held in a Plan (as defined on the reverse of this proxy card), and May 16, 2018 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 14, 2018 for shares held in a Plan (as defined on the reverse of this proxy card), and May 16, 2018 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in a Plan (as defined on the reverse of this proxy card), your proxy card must be received by May 14, 2018. For all other registered shares, your proxy card must be received by May 16, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40273-P02807                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSH & McLENNAN COMPANIES, INC.

The Board of Directors recommends you vote FOR the following directors:
Item 1		Election of Directors	For	Against	Abstain

	1a.	Anthony K. Anderson	☐	☐	☐

	1b.	Oscar Fanjul	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

	1c.	Daniel S. Glaser	☐	☐	☐	Item 2	Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1d.	H. Edward Hanway	☐	☐	☐	Item 3	Ratification of Selection of Independent Registered Public Accounting Firm	☐	☐	☐

	1e.	Deborah C. Hopkins	☐	☐	☐	Item 4	Approval of Additional Shares for Two Stock Purchase Plans	☐	☐	☐

	1f.	Elaine La Roche	☐	☐	☐

	1g.	Steven A. Mills	☐	☐	☐

	1h.	Bruce P. Nolop	☐	☐	☐

	1i.	Marc D. Oken	☐	☐	☐

	1j.	Morton O. Schapiro	☐	☐	☐

	1k.	Lloyd M. Yates	☐	☐	☐

	1l.	R. David Yost	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back					☐			Yes	No
							Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E40274-P02807

MARSH & McLENNAN COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2018 ANNUAL MEETING

FOR ALL STOCKHOLDERS:

The undersigned hereby appoints Katherine J. Brennan and Tiffany D. Wooley proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held on Thursday, May 17, 2018 at 10:00 a.m. (New York City time) at the principal executive offices of Marsh & McLennan Companies, Inc. at 1166 Avenue of the Americas, New York, NY 10036 and at any adjournment or postponement thereof.

FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN:

This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 17, 2018 and at any adjournment or postponement thereof. Provided this card is received by May 14, 2018, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR Items 1, 2, 3 and 4. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph.

PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)